Filed Pursuant to Rule 424(b)(3)
Registration No. 333-287813
PROSPECTUS

Primary Offering of
$12,000,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
Secondary Offering of
Up to 84,657,181 shares of Common Stock
From time to time, Trump Media & Technology Group Corp., a Florida corporation (“TMTG,” “Company,” “we”, “our” or “us”), may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $12.0 billion.
This prospectus also relates to the offer and resale from time to time in one or more offerings, by the selling securityholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Securityholders”), of up to an aggregate of 84,657,181 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of TMTG, consisting of (i) 55,857,181 shares of Common Stock purchased pursuant to subscription agreements (collectively, the “Equity PIPE Subscription Agreements”) with certain institutional investors (the “Equity PIPE Subscribers”) in an aggregate amount of approximately $1.44 billion at a purchase price of $25.72 per share, in a private placement (the “PIPE Financing”) and (ii) up to 28,800,000 shares of Common Stock issuable upon conversion of our 0.00% convertible senior secured notes due 2028 (the “Convertible Notes”) in the aggregate principal amount of $1.0 billion, purchased pursuant to subscription agreements (the “Convertible Note Subscription Agreements,” and, together with the Equity PIPE Subscription Agreements, the “Subscription Agreements”) with certain investors (the “Debt Financing,” and, together with the PIPE Financing, the “Financing”).
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. See the section entitled “Selling Securityholders” for additional information. We and the Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them in a prospectus supplement. We provide more information about how we and the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
We will receive proceeds from the issuance and sale of our common stock, preferred stock, debt securities, warrants, rights or units. We will not receive any proceeds from the sale of Shares by the Selling Securityholders pursuant to this prospectus. However, we will pay certain expenses associated with the sale of securities pursuant to this prospectus, as described in the section titled “Plan of Distribution.”
Specific terms of the securities to be offered will be provided in one or more supplements to this prospectus. The specific plan of distribution for any securities to be offered will also be provided in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
The Shares offered by the Selling Securityholders represent approximately 52.8% of our public float and approximately 30.55% of our outstanding shares of Common Stock as of June 4, 2025.
Our shares of Common Stock and Public Warrants are currently listed on the Nasdaq Global Market (“Nasdaq”) and the NYSE Texas, Inc. (“NYSE Texas”) under the symbols “DJT” and “DJTWW,” respectively. On June 4, 2025, the closing price of our Common Stock was $21.88 per share and the closing price of our Public Warrants was $13.39 per Public Warrant.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 10 of this prospectus and under similar headings in any amendments or supplements to this prospectus, and beginning on page 20 of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, as amended and supplemented from time to time by any risk factors we include in subsequent Annual or Quarterly Reports on Form 10-K or 10-Q, respectively, and incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 13, 2025.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
For investors outside of the United States: Neither we nor the Selling Securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a shelf registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
We may also provide a prospectus supplement to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement to the registration statement, together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
FREQUENTLY USED TERMS
Unless the context otherwise requires, “we,” “us,” “our,” “TMTG” and the “Company” refer to Trump Media & Technology Group Corp. All references herein to the “Board” refer to the board of directors of TMTG. References to “DWAC” or “Digital World” refer to our predecessor company prior to the consummation of the Business Combination.
In this document:
“ARC” means ARC Global Investments II, LLC.
“Amended Charter” means the Company’s articles of incorporation.
“Board” means the board of directors of TMTG.
“Business Combination” means the merger and related transactions between Private TMTG and Digital World Acquisition Corp. that were consummated on March 25, 2024, and resulted in Digital World being renamed to “Trump Media & Technology Group Corp.”
“Bylaws” means the Bylaws of the Company.
“Code” means the Internal Revenue Code, as amended.
“Company” “TMTG” “we” “our” or “us” means Trump Media & Technology Group Corp., a Florida Corporation, formerly known as Digital World Acquisition Corp. prior to the Business Combination.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company following the Business Combination.
“Convertible Note Compensation Plan” mean that certain convertible note compensation plan approved by the requisite holders of Class A common stock of Digital World at the annual meeting of Digital World’s stockholders on December 19, 2023, pursuant to which Digital World issued Digital World Convertible Notes to certain officers, directors and affiliates for an aggregate amount of $9,651,250, which were converted into 965,125 shares of Common Stock upon the Closing of the Business Combination.
“Digital World” or “DWAC” means Digital World Acquisition Corp., a Delaware corporation, TMTG’s predecessor prior to the Business Combination, which was renamed as “Trump Media & Technology Group Corp.” upon consummation of the Business Combination.
“Digital World Alternative Financing Notes” means up to $50,000,000 in 8.00% interest bearing convertible promissory notes due on March 22, 2025, in either (i) Working Capital Units, (ii) cash or (iii) a combination of both Working Capital Units and cash, in each case, at the election of the holder. Such Digital World Alternative Financing Notes may be redeemed by the Company, in whole or in part, commencing on the date on which all Company common stock issuable to the holders has been registered with the SEC, by providing a 10-day notice of such redemption (the “Alternative Notes Redemption Right” or “Redemption Right”). This Alternative Notes Redemption Right is contingent upon the trading price of Company common stock exceeding 130% of the applicable conversion price on at least three (3) trading days, whether consecutive or not, within the 15 consecutive trading days ending on the day immediately preceding the day on which a redemption notice is issued by the Company. The redemption price will be the total of the principal amount redeemed under such note plus any applicable portion of accrued and unpaid interest up to, but excluding, the redemption date. The Digital World Alternative Financing Notes have a floor conversion price of $8.00 or greater.
“Digital World Class B common stock” means the shares of Class B common stock of Digital World, par value $0.0001 per share, including the Founder Shares.
“Digital World Convertible Notes” or means the $16,853,950 in non-interest-bearing convertible promissory notes paid upon the stockholders’ approval of the Business Combination, (A) either (i) Working Capital Units or (ii) cash or Working Capital Units, at the election of the holder or (B) in the case of such convertible promissory notes issued pursuant to the Convertible Note Compensation Plan, Company common stock. $4,832,700 of such convertible promissory notes were issued to ARC or its affiliates or Digital World’s officers or directors in connection with any loans made by them to Digital World prior to Closing. Up to $10,000,000 of such convertible promissory notes may be issued to either third parties providing services or making loans to Digital World or to ARC or its affiliates or Digital World’s officers or directors in connection with any loans made by them to Digital World prior to the Closing.
“Earnout Period” means the three (3)-year period following March 25, 2024 to determine the contingent right to Earnout Shares.
“Earnout Shares” means the additional 40,000,000 shares of Company common stock that were issued by the Company based on a contingent right based on the price performance of Company common stock during the Earnout Period. The Earnout Shares were to be earned and payable during the Earnout Period as follows: (i) if the dollar volume-weighted average price (“VWAP”) of TMTG’s shares of common stock equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period, TMTG will issue to certain holders an aggregate of 15,000,000 Earnout Shares; if the VWAP of TMTG common stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading day period, TMTG will issue to certain holders an aggregate of 15,000,000 Earnout Shares; and if the VWAP of TMTG shares of common stock equals or exceeds $17.50 per share for any 20 trading days within any 30 trading day period, TMTG will issue to certain holders an aggregate of 10,000,000 Earnout Shares. As of April 26, 2024, the Earnout Shares had been earned and issued, and President Donald J. Trump received 36,000,000 Earnout Shares.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FBCA” means the Florida Business Corporation Act.
“FINRA” means the Financial Industry Regulatory Authority.

“Founder Shares” means the shares of Digital World Class B common stock initially purchased by ARC Global Investments II, LLC in the Private Placement.
“Management” or “Management Team” means the Company’s executive officers and directors.
“Merger Agreement” means the Agreement and Plan of Merger, dated October 20, 2021, as amended, by and among Digital World, Merger Sub, Private TMTG, ARC Global Investments II, LLC (which has been replaced and succeeded by RejuveTotal LLC, a New Mexico limited liability company effective as of March 14, 2024) in the capacity as the representative of the stockholders of Digital World, and Private TMTG’s General Counsel in the capacity as the representative of the stockholders of Private TMTG.
“Merger Sub” means DWAC Merger Sub Inc., a Delaware corporation that, until the Closing, was a wholly owned subsidiary of Digital World.
“Nasdaq” means Nasdaq Global Market.
“Odyssey” means Odyssey Transfer and Trust Company, our transfer agent, warrant agent, and escrow agent.
“Placement Units” means 1,133,484 units issued to ARC Global Investments II, LLC in the Private Placement (including the additional units purchased after the Digital World IPO in connection with underwriters’ exercise of the over-allotment option to purchase additional securities). Each Placement Unit consisted of one Placement Share and one-half of one Placement Warrant.
“Placement Warrants” means the warrants included within the Placement Units purchased by ARC Global Investments II, LLC in the Private Placement. Each Placement Warrant entitles the holder thereof to purchase one share of TMTG common stock for $11.50 per share.
“Private Placement” means the private placement consummated simultaneously with the Digital World IPO in which Digital World issued to ARC Global Investments II, LLC the Placement Units.
“Private TMTG” means the pre-Business Combination TMTG entity.
“Public Units” means units issued in the Digital World IPO, consisting of one Public Share and one-half of one Public Warrant.
“Public Warrants” means warrants underlying the Public Units issued in Digital World’s initial public offering. Each whole Public Warrant entitles the holder thereof to purchase one share of TMTG common stock for $11.50 per share.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Semple” means Semple, Marchal & Cooper, LLP, TMTG’s independent registered public accounting firm since May 4, 2024.
“TMTG” means Trump Media & Technology Group Corp., a Florida corporation, formerly known as Digital World Acquisition Corp. References in this Annual Report on Form 10-K to TMTG include its subsidiaries to the extent reasonably applicable.
“TMTG Convertible Notes” means the series of convertible promissory notes in the aggregate principal amount of up to $60,000,000 issued by Private TMTG pursuant to those certain note purchase agreements, by and among Private TMTG and the holders party thereto including any additional convertible promissory notes of like tenor entered into after the date of the Merger Agreement.
“TMTG Sub” means, with respect to the period following the closing of the Business Combination, TMTG Sub Inc., a Delaware corporation and the surviving corporation of the Merger between Merger Sub and Private TMTG.
“Treasury” means the U.S. Department of Treasury.
“Warrant Agreement” means the warrant agreement, dated September 2, 2021, as amended, by and between the Company and Continental Stock Transfer & Trust Company, as succeeded by Odyssey, as warrant agent.

“Warrants” means, collectively, the Public Warrants, Placement Warrants, Convertible Note Post IPO Warrants and Alternative Financing Notes Post IPO Warrants.
“Working Capital Units” means the units issued pursuant to the Digital World Convertible Notes or the Digital World Alternative Financing Notes, as applicable. Each unit consists of one share of Digital World Class A common stock and one-half Warrant. Each unit issuable pursuant to the applicable Digital World Convertible Notes or the Digital World Alternative Financing Notes, subject to the terms and conditions of each such applicable note, has a price not lower than $8.00 per unit.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, our Management Team. Semple, our independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying forward-looking financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. Our financial statements, included in this prospectus, relate only to TMTG’s historical financial information. It does not extend to the forward-looking information and should not be read as if it does. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•	future financial performance of the Company;
•	the impact of the outcome of any known or unknown litigation or other legal proceedings;
•	the ability of TMTG to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;
•	expectations regarding future expenditures of TMTG;
•	the future revenue and effect on gross margins of TMTG;
•	the attraction and retention of qualified directors, officers, employees and key personnel of TMTG;
•	the ability of TMTG to compete effectively in a competitive industry;
•	the impact of the ongoing legal proceedings in which President Donald J. Trump is involved on TMTG’s corporate reputation and brand;
•	expectations concerning the relationships and actions of TMTG and its affiliates with third parties;
•	the short- and long-term effects of the consummation of the Business Combination on TMTG’s business relationships, operating results and business generally;
•	the impact of future regulatory, judicial, and legislative changes in TMTG’s industry;
•	the ability to locate and acquire complementary products or product candidates and integrate those into TMTG’s business;
•	Truth Social, TMTG’s initial product, and its ability to generate users and advertisers;
•	future arrangements with, or investments in, other entities or associations;
•	competition and competitive pressures from other companies in the industries in which TMTG operates;
•	changes in domestic and global general economic and macro-economic conditions;
•	the volatility of the price of Common Stock that may result from sales of the Shares we registered for resale;
•	the success of the Company’s bitcoin strategy;
•	the volatility in the value of bitcoin;
•	our Convertible Notes and our ability to service and collateralize our indebtedness; and
•	other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully review the information included in or incorporated by reference into this prospectus. Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “company,” “we,” “us,” “our,” “TMTG,” and other similar terms refer to Trump Media & Technology Group Corp. and its wholly owned subsidiaries.
The Company
Trump Media & Technology Group Corp.
The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. TMTG is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.
Truth Social
TMTG aspires to build a media and technology powerhouse to rival the liberal media consortium and promote free expression. TMTG was founded to fight back against the Big Tech companies—Meta (Facebook, Instagram, and Threads), X (formerly Twitter), Netflix, Alphabet (Google), Amazon and others—that it believes have colluded to curtail debate in America and censor voices that contradict “woke” ideology. TMTG aims to safeguard public debate and open dialogue, and to provide a platform for all users to freely express themselves.
Private TMTG was incorporated on February 8, 2021, and launched its first product, Truth Social, which is a social media platform aiming to end Big Tech’s assault on free speech by opening up the internet and giving the American people their voices back. It is a public, real-time platform where users can create content, follow other users, and engage in an open and honest global conversation without fear of being censored or cancelled due to their political viewpoints. TMTG does not restrict whom a user can follow, which it believes will greatly enhance the breadth and depth of available content. Additionally, users can be followed by other users without requiring a reciprocal relationship, enhancing the ability of TMTG users to reach a broad audience.
Truth Social was generally made available in the first quarter of 2022. TMTG prides itself on operating its platform, to the best of its ability, without relying on Big Tech companies. Partnering with pro-free-speech alternative technology firms, TMTG fully launched Truth Social for iOS in April 2022. TMTG debuted the Truth Social web application in May 2022, and the Truth Social Android App became available in the Samsung Galaxy and Google Play stores in October 2022. TMTG introduced direct messaging to all versions of Truth Social in 2022, released a “Groups” feature for users in May 2023, and announced the general availability of Truth Social internationally in June 2023.
To foster a flourishing digital public forum, TMTG seeks to prevent illegal and other prohibited content from contaminating its platform. In accordance with Truth Social’s terms of service, illegal and prohibited content includes, but is not limited to a) sexual content or language; b) content that includes sexual activity, sexual intercourse or any type of sexual act; c) any content that portrays or suggest explicit sexual acts or sexually suggestive positions or poses; d) sexually suggestive (explicit or vague) statements, texts or phrases; or e) content in which sexual acts are requested or offered, including pornography, prostitution, sugar babies, sex trafficking or sexual fetishes. Using human moderators and an artificial intelligence vendor known as HIVE, Truth Social has developed what TMTG believes is a robust, fair, and viewpoint-neutral moderation system and that its moderation practices are consistent with, and indeed help facilitate, TMTG’s objective of maintaining “a public, real-time platform where any user can create content, follow other users, and engage in an open and honest global conversation without fear of being censored or cancelled due to their political viewpoints.”
Truth+
TMTG conducted extensive technological due diligence and testing regarding a particular, state-of-the-art technology that supports video streaming and provides a “home” for cancelled content creators, and which TMTG has worked to acquire and incorporate into its product offerings and/or services as soon as practicable. On April 16,

2024, TMTG announced that, after nine months of testing on its Web and iOS platforms, the Company has finished the research and development phase of a new live TV streaming platform and expects to begin scaling up its own content delivery network (“CDN”) branded as Truth+.
TMTG announced plans to roll out its streaming content in three phases:
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Phase 1: Introduce Truth Social’s CDN for streaming live TV to the Truth Social app for Android, iOS, and Web. On August 7, 2024, TMTG announced that TV streaming via Truth Social had become available via all three modalities.

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Phase 2: Release stand-alone Truth Social over-the-top streaming apps for phones, tablets, and other devices. As of October 21, 2024, TMTG had announced that Truth+ streaming had been released as a standalone product on Android, iOS, and Web.

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Phase 3: Release Truth Social streaming apps for home TV. As of October 23, 2024, TMTG had announced that Truth+ streaming had been released on Apple TV, Android TV, and Amazon Fire TV. On March 19, 2025, TMTG announced that Truth+ had been made available in the Roku Channel Store.

Truth.Fi
On January 29, 2025, TMTG announced its financial technology strategy, which will include the launch of the financial services and FinTech brand Truth.Fi, including the investment of up to $250 million to be custodied by Charles Schwab. In addition to traditional investment vehicles, these funds may be allocated to customized separately managed accounts; customized exchange-traded funds; and Bitcoin and similar cryptocurrencies or crypto-related securities.
Such initiatives and acquisitions are subject to material changes and risks, some of which are beyond TMTG’s control. Given these uncertainties, TMTG believes it is premature for TMTG to predict when it will attain profitability and positive cash flows from its operations.
Bitcoin Strategy
TMTG’s bitcoin strategy generally involves, from time to time and subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions and (ii) using the proceeds of such capital raises to acquire bitcoin. TMTG’s bitcoin strategy may also include purchasing bitcoin-related securities or, given certain market conditions, selling bitcoin and investing such proceeds in assets including cash, cash equivalents, or other interest bearing investments.
TMTG will acquire its bitcoin and bitcoin-related holdings in the amounts and on the timeline it deems optimal. TMTG will continue to monitor market conditions in implementing its strategy and determining whether to engage in future financings to purchase additional bitcoin.
Company Growth Strategy
As TMTG seeks to create a fully integrated media and technology company, it is pursuing these growth strategies:
Grow Truth Social. TMTG believes that growth in Truth Social’s user base will drive more unique content, which in turn will drive the viral, organic promotion of content on Truth Social, thereby attracting more platform partners and advertisers. TMTG also plans to grow Truth Social through the addition and refinement of user-friendly features—including the integration of video—and continued global expansion. As Truth Social attracts more users, the value proposition for advertisers increases, thereby incentivizing advertisers to develop unique and compelling content for the platform.
Increase Product Offerings and Services. Organically and/or in partnership with third parties, TMTG intends to continue developing additional cutting-edge products and/or services, including Truth+ and Truth.Fi, to complement the Truth Social platform and expand the Truth ecosystem.
Pursue Strategic Acquisitions and/or Partnerships. With cancel culture having swept through corporate America, businesses have faced increasing pressure to silence or disavow certain customers and/or have often taken controversial stands on political issues that alienated many consumers. Concurrently, an increasing number of entrepreneurs are catering to conservatives across various industries. TMTG will continue to explore opportunities to partner, merge with and/or acquire other participants in this growing America First Economy that would benefit from TMTG’s technology and branding—and that are able to function effectively if TMTG evolves into a holding company with numerous, largely autonomous subsidiaries in a variety of industries.
Pursue bitcoin strategy. We will continue to implement our bitcoin strategy, including considering additional capital raises to purchase bitcoin and bitcoin-related products as market conditions permit.
Corporate Information
TMTG was incorporated on December 11, 2020 as Digital World Acquisition Corp., a blank check company formed for the purpose of entering into an initial business combination with one or more businesses or entities. On the Closing Date, Digital World, now known as Trump Media & Technology Group Corp., consummated the Business Combination with Private TMTG pursuant to the Merger Agreement. In connection with the consummation of the Business Combination, Digital World was renamed “Trump Media & Technology Group Corp.” and Private TMTG, which became a wholly owned subsidiary of TMTG, was renamed “TMTG Sub Inc.”
Effective upon consummation of the Business Combination, DWAC authorized the issuance of new Common Stock described in the section of this prospectus titled “Description of Securities.”
On April 30, 2025, the Company reincorporated in the state of Florida.
Our executive offices are located at 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232. Our telephone number is (941) 735-7346. Our website is https://tmtgcorp.com/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements” included herein and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K incorporated by reference into this prospectus.
Risks Related to this Offering
Future resales of our Common Stock may cause the market price of TMTG’s securities to drop significantly, even if TMTG’s business is doing well.
The ability of the Selling Securityholders to sell the Shares pursuant to this registration statement, or otherwise, may affect TMTG’s ability to sell its own shares of Common Stock or securities exercisable for shares of Common Stock should management elect to raise additional capital through a registered offering or private placement with certain registration rights. The sale of a substantial number of shares of Common Stock pursuant to the registration statement, of which this prospectus forms a part, or the perception that such sale may occur, may materially and adversely affect the prevailing market price of our Common Stock and thus restrict the amount TMTG is able to raise in an equity offering or require TMTG to issue and sell more Common Stock to generate the same amount of gross proceeds than it would otherwise have had to, which would result in greater dilution to existing stockholders. Furthermore, TMTG expects that because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the holders thereunder could continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures and constraint on TMTG’s ability to raise additional capital resulting from the shares registered hereunder could continue for an extended period of time and have a material adverse effect on the Company’s liquidity given its need to raise additional capital to conduct its operations and execute its growth strategy.
Risks Related to Our Bitcoin Strategy and Holdings
Our bitcoin strategy exposes us to various risks, including risks associated with bitcoin.
Our bitcoin strategy exposes us to various risks, including the following:
Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $111,000 per bitcoin in the past 12 months. The trading price of bitcoin significantly decreased during prior periods, and such declines may occur again in the future.
Bitcoin does not inherently pay interest or dividends. Bitcoin does not inherently pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.
Our bitcoin holdings may significantly impact our financial results and the market price of our listed securities. Our bitcoin holdings are expected to impact our financial results and the market price of our listed securities. See “Risks Related to Our Bitcoin Strategy and Holdings—Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.”

Our assets will be concentrated in bitcoin. We expect that a large portion of our assets will be concentrated in our bitcoin holdings. The concentration of our assets in bitcoin limits our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.
We will purchase bitcoin using primarily proceeds from equity and debt financings. Our ability to achieve the objectives of our bitcoin strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our bitcoin strategy.
Our bitcoin strategy has not been tested over an extended period of time or under different market conditions. We are continually examining the risks and rewards of our strategy to acquire and hold bitcoin. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. If bitcoin prices were to decline or our bitcoin strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.
We will be subject to counterparty risks, including in particular risks relating to our custodians. Although we expect to implement various measures that are designed to mitigate our counterparty risks, such as storing substantially all of the bitcoin we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin, or delaying or hindering our access to our bitcoin holdings, and this may ultimately result in the loss of the value related to some or all of such bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.
The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin. A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry in recent years have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.
Changes in the accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. ASU 2023-08 requires us to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period. ASU 2023-08 requires us to provide certain interim and annual disclosures with respect to our bitcoin holdings. Due in particular to the volatility in the price of bitcoin, the adoption of ASU 2023-08 could have a material impact on our financial results, increase the volatility of our financial results, and affect the carrying value of our bitcoin on our balance sheet. As described in greater detail under the risk factor heading “Unrealized fair value gains on our bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022,” ASU 2023-08 could also have adverse tax consequences. These impacts could in turn have a material adverse effect on our financial results and the market price of our listed securities.
The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Unrealized fair value gains on our bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.
The U.S. enacted the Inflation Reduction Act of 2022 (“IRA”) in August 2022. Unless an exemption applies, the IRA imposes a 15% corporate alternative minimum tax (“CAMT”) on a corporation with respect to an initial tax year and subsequent tax years, if the average annual adjusted financial statement income for any consecutive three-tax-year period preceding the initial tax year exceeds $1 billion. On September 12, 2024, the Department of Treasury and the Internal Revenue Service issued proposed regulations with respect to the application of the CAMT.
In connection with the implementation of our bitcoin strategy, we adopted ASU 2023-08. ASU 2023-08 requires us to measure our bitcoin holdings at fair value in our statement of financial position, with gains and losses from changes in the fair value of our bitcoin recognized in net income each reporting period. When determining whether we are subject to CAMT and when calculating any related tax liability for an applicable tax year, the proposed regulations provide that, among other adjustments, our adjusted financial statement income must include this ratable amount in addition to any unrealized gains or losses reported in the applicable tax year.
Accordingly, as a result of the enactment of the IRA and our adoption of ASU 2023-08, unless the IRA is amended or the proposed regulations with respect to CAMT, when finalized, are revised to provide relief (or other interim relief is granted), we could become subject to the CAMT in future tax years. If we become subject to the CAMT, it could result in a material tax obligation that we would need to satisfy in cash, which could materially affect our financial results, including our earnings and cash flow, and our financial condition.
Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities.
Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our listed securities. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of bitcoin decreased substantially (as it has in the past, including during 2022), including as a result of:
•	decreased user and investor confidence in bitcoin, including due to the various factors described herein;
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investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of bitcoin by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection, such as the (a) transfers of bitcoin to creditors of the hacked cryptocurrency exchange Mt. Gox which began in July 2024, (b) transfers of bitcoin to claimants following proceedings related to a 2016 hack of Bitfinex, which claims are currently being adjudicated, (c) sales of bitcoin by the German government following the seizure of about 50,000 bitcoin in January 2024 from the operator of Movie2k.to, or (d) potential sales of 69,370 bitcoin seized from the Silk Road marketplace by the U.S. Department of Justice; and (iii) actual or perceived manipulation of the spot or derivative markets for bitcoin or spot bitcoin exchange-traded products (“ETPs”);

•
negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, bitcoin or the broader digital assets industry, for example, (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;

•	changes in consumer preferences and the perceived value or prospects of bitcoin;
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competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

•
a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of bitcoin or adversely affect investor confidence in digital assets generally;

•	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto;
•
developments relating to the Bitcoin protocol, including (i) changes to the Bitcoin protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the Bitcoin blockchain, changes to the maximum number of bitcoin outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the Bitcoin protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the Bitcoin protocol that introduce software bugs, security risks or other elements that adversely affect bitcoin;

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disruptions, failures, unavailability, or interruptions in services of trading venues for bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which was subsequently dismissed on May 29, 2025, which initially sought to freeze all of its assets during the pendency of the enforcement action and resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;

•
the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

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regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•
further reductions in mining rewards of bitcoin, including due to block reward halving events, which are events that occur after a specific period of time (the most recent of which occurred in April 2024) that reduce the block reward earned by “miners” who validate bitcoin transactions, or increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining, or new or enhanced regulation or taxation of bitcoin mining, which could further increase the costs associated with bitcoin mining, any of which may cause a decline in support for the Bitcoin network;

•	transaction congestion and fees associated with processing transactions on the Bitcoin network;
•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;
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developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain becoming insecure or ineffective; and

•
changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, and the adverse impacts attributable to global conflicts, including those between Russia and Ukraine and in the Middle East.

Our operating results will be dependent on the price of digital assets and bitcoin. If such price declines, our business, operating results, and financial condition would be adversely affected.
Any declines in the volume of digital asset transactions, the price of digital assets, or market liquidity for digital assets generally may adversely affect our operating results. As part of our bitcoin strategy, we will have significant investments in bitcoin and bitcoin-related assets. Our operating results will be impacted by the revenues and profits we generate from the purchase, sale, and trading of bitcoin and financial contracts linked to bitcoin. The price of digital assets and associated demand for buying, selling, and trading of digital assets have historically been subject to significant volatility. For instance, in 2017 and 2021, the value of certain digital assets, including bitcoin, experienced steep increases in value, followed by steep declines in 2018 and 2022. After recovering from the 2018 decline and reaching record highs in December 2021, the value of the total crypto market cap declined by approximately 64% in the twelve months ended December 31, 2022. The collapse of several companies in the digital asset industry such as Celsius, Voyager and FTX impacted digital assets prices in 2022 and the majority of 2023. We believe that the approval and launch of spot-based bitcoin ETFs in the U.S. in the first quarter of 2024 and the election of President Donald Trump in the fourth quarter of 2024 drove up the crypto market capitalization again in 2024, but the crypto market generally declined in the first quarter of 2025. The price and trading volume of any digital asset is subject to significant uncertainty and volatility, and may significantly decline in the future, without recovery. Such uncertainty and volatility depend on a number of factors, including:
•	market conditions across the cryptoeconomy;
•	changes in liquidity, volume, and trading activities;
•	trading activities on digital asset trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;
•	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;
•
the speed and rate at which cryptocurrency is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

•	decreased user and investor confidence in digital assets and digital asset trading platforms;
•	negative publicity and events relating to the cryptoeconomy;
•	unpredictable social media coverage or “trending” of digital assets;
•	the ability for digital assets to meet user and investor demands;
•	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;
•	consumer preferences and perceived value of digital assets and digital asset markets;
•	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability, or other characteristics;
•	regulatory (including enforcement) or legislative changes and updates affecting the cryptoeconomy;
•	the characterization of digital assets under the laws of various jurisdictions around the world;
•	the maintenance, troubleshooting, and development of the blockchain networks underlying digital assets, including by miners, validators, and developers worldwide;
•	the ability for cryptocurrency networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;
•	ongoing technological viability and security of digital assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;
•	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital asset trading platforms;
•	financial strength of market participants;

•	the availability and cost of funding and capital;
•	the liquidity of digital asset trading platforms;
•	interruptions in service from or failures of major digital asset trading platforms;
•	availability of an active derivatives market for various digital assets;
•	availability of banking and payment services to support cryptocurrency-related projects;
•	level of interest rates and inflation;
•	monetary policies of governments, trade restrictions, and fiat currency devaluations; and
•	national and international economic and political conditions.
There is no assurance that any digital asset will maintain its value or that there will be meaningful levels of trading activities. For example, in 2022 we witnessed dampened demand for trading digital assets in the wake of industry turmoil, impacting our operating results. In the event that the price of digital assets or the demand for trading digital assets decline, our business, operating results, and financial condition could be adversely affected.
Our operating results are dependent on the prices of digital assets and volume of digital asset transactions, which have historically been volatile and are subject to social media and publicity risks.
Activities in bitcoin and other digital assets also receive a high degree of public scrutiny, both from traditional media sources and through social media and other forums. Unfavorable publicity regarding bitcoin has adversely affected the price of bitcoin, as has unfavorable publicity involving other digital assets or digital asset-focused firms. Bitcoin has in the past, and may in the future, be the target of media criticism, including regarding the market value, utility and environmental effects of bitcoin. Such unfavorable media coverage could continue to materially impact decisions to buy, hold, or trade bitcoin and, as a result, impact the price of bitcoin.
In addition, social media posts and other statements and actions by prominent individuals, including Elon Musk and Michael Saylor, have resulted in outsized movements in the market price of bitcoin and other cryptocurrencies. It is possible that future statements by Mr. Musk, Mr. Saylor and other individuals concerning bitcoin and other cryptocurrencies will have disproportionate impacts on the market price of bitcoin and other digital assets.
Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.
Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin.
The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, within the past several years:
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President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and this working group is required to submit a report with regulatory and legislative proposals on or before July 22, 2025;

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in January 2025, the SEC announced the formation of a “Crypto Task Force,” which was created to provide clarity on the application of the federal securities laws to the crypto asset market and to recommend policy measures with respect to digital asset security status, registration and listing of digital asset-based investment vehicles, and digital asset custody, lending and staking;

•
in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

•
in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

•	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like bitcoin;
•	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets;”
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in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

•	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.
While the complaint against Coinbase, Inc. was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance Holdings Ltd. was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of bitcoin and our ability to own or transfer bitcoin.
It is not possible to predict whether or when new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether or when any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of bitcoin, as well as our ability to hold or transact in bitcoin, and in turn adversely affect the market price of our listed securities.
Moreover, the risks of engaging in a bitcoin strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.
The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a store of value or means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.
Because bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.
Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.
Because we have only recently enacted our bitcoin strategy, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of bitcoin. The price of bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. In December 2023, the FASB issued ASU 2023-08, which we have adopted.
ASU 2023-08 requires us to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our bitcoin holdings. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.
The availability of spot ETPs for bitcoin and other digital assets may adversely affect the market price of our listed securities.
Although bitcoin and other digital assets have experienced a surge of investor attention since bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to bitcoin through traditional investment channels, and instead generally were only able to hold bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin through investment vehicles that hold bitcoin and issue shares representing fractional undivided interests in their underlying bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to bitcoin.
On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. To the extent investors view our common stock as providing exposure to bitcoin, it is possible that the value of our common stock may be influenced by the trading activity and performance of these spot bitcoin ETPs. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of bitcoin as well as a decline in the value of our common stock relative to the value of our bitcoin.
Although we are an operating company, and we believe we offer a different value proposition than a bitcoin investment vehicle such as a spot bitcoin ETP, investors may nevertheless view our common stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot bitcoin ETP instead of our common stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot bitcoin ETPs, we (i) do not seek for our shares of common stock to track the value of the underlying bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended (“the Exchange Act”), including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Florida corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our securities. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to bitcoin, such as bitcoin futures exchange-traded funds (“ETFs”), leveraged bitcoin futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our common stock relative to the value of our bitcoin holdings may increase or decrease in different market conditions.
As a result of the foregoing factors, availability of spot ETPs for bitcoin and other digital assets could have a material adverse effect on the market price of our listed securities.
Our bitcoin strategy subjects us to enhanced regulatory oversight.
As noted above, several spot bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our bitcoin holdings.
In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our bitcoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.
A portion of our bitcoin holdings may serve as collateral securing our outstanding indebtedness pursuant to the Convertible Notes, and we may incur additional indebtedness or enter into other financial instruments in the future that may be collateralized by our bitcoin holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings. These types of bitcoin-related transactions are the subject of enhanced regulatory oversight. These and any other bitcoin-related transactions we may enter into, beyond simply acquiring and holding bitcoin, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.
Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. The FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in bitcoin.
In addition, private actors that are wary of bitcoin or the regulatory concerns associated with bitcoin have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers from buying shares of our common stock if it were to determine that our common stock’s value is closely tied to the performance of bitcoin, signaling a reluctance to facilitate exposure to virtual currencies.
Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.
Bitcoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023, complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived wash trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin.
Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. While the complaint against Coinbase, Inc. was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance Holdings Ltd. was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future. As the price of our listed securities is affected by the value of our bitcoin holdings, the failure of a major participant in the bitcoin ecosystem could have a material adverse effect on the market price of our listed securities.
The concentration of our bitcoin holdings could enhance the risks inherent in our bitcoin strategy.
The concentration of our bitcoin holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our bitcoin strategy. Any future significant declines in the price of bitcoin would have, a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.
The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business.
As a result of our bitcoin strategy, our assets are concentrated in our bitcoin holdings. Accordingly, the emergence or growth of digital assets other than bitcoin may have a material adverse effect on our financial condition. As of the date of this prospectus, bitcoin is the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.
Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of March 31, 2025, two of the seven largest digital assets by market capitalization were U.S. dollar-pegged stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.
Our bitcoin holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.
Historically, the bitcoin market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.
Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.
Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions, including capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.
If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.
Substantially all of the bitcoin we own will be held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:
•	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin;
•	harm to our reputation and brand;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.
Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Bitcoin blockchain ecosystem or in the use of the Bitcoin network to conduct financial transactions, which could negatively impact us.
Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. In the past, hackers have successfully employed a social engineering attack against one of our service providers and misappropriated our digital assets, although, to date, such events have not been material to our financial condition or operating results. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with geopolitical conflicts, such as the ongoing Russia-Ukraine conflict, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our business.
We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.
We will hold our bitcoin with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts will not restrict our ability to reallocate our bitcoin among our custodians, and our bitcoin holdings may be concentrated with a single custodian from time to time. In light of the significant amount of bitcoin we will hold, we will continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable or take other measures to custody our bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.
Any insurance that may cover losses of our bitcoin holdings will cover only a small fraction of the value of the entirety of our bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our bitcoin. Moreover, our use of custodians exposes us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to our bitcoin.
Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. While the Bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our listed securities.
Under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940 (the “Investment Company Act”), a company generally will be deemed to be an “investment company” for purposes of the Investment Company Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.
A significant portion of our assets are concentrated in our bitcoin holdings. While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our bitcoin strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.
In addition, if bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our listed securities.
We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.
Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our bitcoin strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Our Board of Directors will have broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding bitcoin.
Our bitcoin strategy exposes us to risk of non-performance by counterparties.
Our bitcoin strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.
Our primary counterparty risk with respect to our bitcoin is custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc., Binance Holdings Ltd., and Kraken, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.
While all of our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our bitcoin holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.
We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.
Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our bitcoin strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our Board, no shareholder or regulatory approval would be necessary. Consequently, our Board has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding bitcoin.
Our use of leverage to acquire bitcoin could increase the risk of our bitcoin treasury strategy.
We have, and may in the future, utilize leverage to acquire bitcoin, which magnifies the potential for loss with our bitcoin treasury strategy. As we use leverage to partially finance our acquisition of bitcoin, you will experience increased risks of investing in our securities. If the value of our bitcoin assets increase, then leveraging would cause the value attributable to our Common Stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our bitcoin assets decreases, leveraging would cause the value of our bitcoin assets to decline more sharply than it otherwise would have had we not leveraged our business. Such a decline could negatively affect our ability to service, repurchase, repay or collateralize our debt. The effects of leverage could cause any decrease in asset value for any losses to be greater than any increase in asset value for any corresponding gains. If we incur additional leverage, you will experience increased risks of investing in our Common Stock.
Risks Related to our Convertible Notes and Potential Future Indebtedness
Our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our bitcoin strategy, fund other operations, and take advantage of new business opportunities.
Our indebtedness, whether currently existing or incurred in the future, could have important consequences to us, including:
•
limiting our ability to use a substantial portion of our cash flow from operations in other areas of our business, including for acquisition of additional bitcoin, working capital, developing our products and services, capital expenditures, and other general business activities and investment opportunities in our company, because we must dedicate a substantial portion of these funds to pay interest on and/or service our debt;

•
limiting our ability to obtain additional financing in the future for acquisition of additional bitcoin, working capital, capital expenditures, debt service, acquisitions, execution of our strategy, and other expenses or investments planned by us;

•	limiting our flexibility and our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation, our business, and our industry;

•	increasing our vulnerability to a downturn in our business and to adverse economic and industry conditions generally;
•	requiring us to maintain bitcoin or liquid assets to cover any repurchase, conversion or collateral requirement of the Convertible Notes;
•	placing us at a competitive disadvantage as compared to our competitors that are less leveraged; and
•	limiting our ability, or increasing the costs, to refinance indebtedness.
We may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation.
Our ability to make scheduled payments on and to refinance our indebtedness (whether currently existing or incurred in the future) depends, and will depend, on and is subject to our financial and operating performance, which is influenced, in part, by general economic, financial, competitive, legislative, regulatory, counterparty business, and other risks that are beyond our control, including the availability of financing in the U.S. banking and capital markets. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or restructure or refinance our indebtedness. We cannot assure you that future borrowings will be available to us in an amount sufficient to enable us to service our indebtedness, to refinance our indebtedness, or to fund our other liquidity needs. Even if refinancing indebtedness is available, any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. In addition, our bitcoin strategy anticipates that we may issue additional debt in future periods to finance additional purchases of bitcoin, but if we are unable to generate sufficient cash flow to service our debt and make necessary capital expenditures, we may be required to sell bitcoin. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations or our financial covenants, which could cause us to default on our debt obligations. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness.
Upon the occurrence of an event of default under our indebtedness (whether currently existing or incurred in the future), the holders of the defaulted indebtedness could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. Any of these events could in turn result in cross-defaults under any other indebtedness. We may not have sufficient funds available to pay the amounts due upon any such default, particularly in the event that there has been a decrease in the market value of our bitcoin holdings, and we may not be able to raise additional funds to pay such amounts on a timely basis, on terms we find acceptable, or at all. Any financing that we may undertake under such circumstances could result in substantial dilution of our existing stockholders, and in the absence of being able to obtain such financing, we could be forced into bankruptcy or liquidation.
We may not have the ability to raise the funds necessary to settle conversions of the Convertible Notes in cash or to repurchase the Convertible Notes for cash upon a fundamental change or other events which require repayment of the Convertible Notes, including the mandatory repurchase provisions contained in the Indenture and at maturity, and any future debt may contain, limitations on our ability to engage in cash-settled conversions or repurchases of the Convertible Notes.
In connection with any conversion of the Convertible Notes, we may elect (and if our common stock is not freely tradable, we will be required) to make cash payments in respect of the Convertible Notes being converted. However, any future debt may contain limitations on our ability to (i) pay cash upon conversion or redemption of the Convertible Notes, which may require us to elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), or (ii) sell certain bitcoin or other assets to generate cash that can be used to make such cash payments.
In addition, upon a fundamental change as defined in the indentures governing the Convertible Notes, the holders of such notes will have the right to require us to offer to purchase all of the applicable notes then outstanding at a price equal to 100% of the principal amount of the Convertible Notes, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The holders of Convertible Notes have the right to require us to repurchase all or a portion of their notes on November 30, 2026, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

In order to obtain sufficient funds to pay the pay cash to repurchase the Convertible Notes or otherwise repay the Convertible Notes at maturity, we expect that we may have to refinance the Convertible Notes or obtain a waiver from the applicable holders of the Convertible Notes and we may not be able to refinance the Convertible Notes on reasonable terms, if at all. Absent a waiver from the applicable holders of the Convertible Notes, our failure to offer to purchase all applicable Convertible Notes or to purchase all validly tendered Convertible Notes or repay the Convertible Notes upon would be an event of default under the Indenture governing the Convertible Notes. Additionally, the collateral held by the collateral agent under the Indenture may not be available to us to repurchase or repay the Convertible Notes since that Collateral is subject to release only in accordance with the terms of the Indenture.
Moreover, the exercise by holders of the Convertible Notes of their right to require us to repurchase such Convertible Notes could cause a default under future debt agreements, even if the change of control or fundamental change itself does not, due to the financial effect of such repurchase on us.
The forced conversion feature of the Convertible Notes, if triggered, may adversely affect our financial condition and operating results.
In the event the forced conversion feature of the Convertible Notes is triggered, holders of the applicable Convertible Notes will be entitled to convert such notes at any time during specified periods at their option. If one or more holders elect to convert their Convertible Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. Furthermore, even if holders do not elect to convert their Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the applicable Convertible Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.
Despite our current level of indebtedness, we may incur substantially more indebtedness and enter into other transactions in the future which could further exacerbate the risks related to our indebtedness.
Our bitcoin strategy includes acquiring bitcoin using proceeds from equity and debt financings and cash flows from operations. As such, despite our current level of indebtedness, we may incur substantially more indebtedness, and we may enter into other transactions in the future. Even if we were to enter into debt or other arrangements that contain restrictions on our ability to incur additional indebtedness, these restrictions may be subject to a number of qualifications and exceptions that would allow us to incur significant additional indebtedness. To the extent we incur additional indebtedness or other obligations, the risks described herein with respect to our indebtedness may increase significantly.
Collateral requirements and the repurchase rights of holders of our Convertible Notes may constrain our bitcoin strategy and our business.
Within 45 days of the closing date of the Debt Financing, we are required to have a Loan-to-Collateral Ratio of less than or equal to 1.0 to 1.0, with the Loan-to-Collateral Ratio calculated as the aggregate outstanding principal balance of all Convertible Notes divided by the sum of (i) the aggregate market value of bitcoin collateral multiplied by 0.5263157895, plus (ii) the aggregate value of all of our cash and cash equivalents collateral. In addition, holders of Convertible Notes have the right, at such holder’s option, to require us to repurchase its Convertible Notes for cash on November 30, 2026, subject to the terms and conditions in the Indenture. The collateral held by the collateral agent under the Indenture may not be available to us to repurchase or repay the Convertible Notes since that collateral is subject to release only in accordance with the terms of the Indenture. We may need to maintain reserves in cash and cash equivalents, or otherwise liquidate bitcoin holdings or other assets when it is not desirable or advisable to do so, in order to fund such obligations, which could negatively affect our business and results of operation.

USE OF PROCEEDS
All of the Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will retain broad discretion over the use of the net proceeds from our sale of any securities offered by us hereby. Unless otherwise specified in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered by us for general corporate and working capital purposes. Additional details regarding the use of the net proceeds from any particular sale of our securities offered by us will be set forth in an accompanying prospectus supplement. Pending their use, we intend to invest the net proceeds from the sale of our securities in high-quality, short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL SECURITIES
The following summary of the material terms of our securities and is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Amended Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities.
Pursuant to the Amended Charter, our authorized capital stock consists of 999,000,000 shares of Common Stock and 1,000,000 shares of undesignated preferred stock, $0.0001 par value.
As of June 4, 2025, we have 277,099,195 shares of Common Stock and no shares of preferred stock outstanding
Common Stock
Voting Rights
Holders of our Common Stock are entitled to one (1) vote for each share of Common Stock held of record by such holder at all meetings of Company stockholders and on all matters properly submitted to a vote of Company stockholders generally. Unless specified in the Amended Charter or Bylaws, or as required by applicable provisions of the FBCA or applicable stock exchange rules, the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at a meeting for which a quorum is present and entitled to vote thereon is required to approve any such matter voted on by our stockholders (except that directors are elected by a plurality of the votes cast in a contested director election). Our Amended Charter provides that the Company’s Board is classified into three classes of directors, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.
Dividends and Distributions
Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, the holders of Common Stock, as such, are entitled to the payment of dividends on the Common Stock when, as and if declared by the Board in accordance with applicable law.
Rights upon Liquidation
If we liquidate, dissolve or wind up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any preferred stock that may at the time be outstanding. Our Common Stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.
Preferred Stock
The Amended Charter provides that our Board is authorized to issue shares of preferred stock from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
As of March 31, 2025, 10,464,974 TMTG warrants had been exercised, resulting in approximately $120.0 million in proceeds for TMTG; an aggregate of 11,026,253 Warrants and Private Warrants remained outstanding as of that date.
Public Stockholders Warrants
Each Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below and became exercisable on April 24, 2024. The Public Warrants will expire March 25, 2029, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable, and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless the Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant, and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
The shares of Common Stock issuable upon exercise of the Public Warrants were registered with the SEC pursuant to Registration Statement I that became effective on June 18, 2024, and are being registered on this S-3 Registration Statement, pursuant to Rule 429 of the Securities Act. We will use our best efforts to maintain a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed, as specified in the warrant agreement. If we fail to maintain an effective registration statement, warrant holders may exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.
As the Public Warrants have become exercisable, we may call the Warrants for redemption:
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the reported last sale price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

We may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the Public Warrants for redemption as described above, our Management Team will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our Management Team will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Public Warrants. If our Management Team takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our Management Team takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants after the Closing. If we call our Public Warrants for redemption and our Management Team does not take advantage of this option, ARC and its permitted transferees would still be entitled to exercise their Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.
A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The Public Warrants and the Placement Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company, which was subsequently amended on March 15, 2024 to provide that Odyssey would act as warrant agent. You should review a copy of the Warrant Agreement, as amended, which has been publicly filed with the SEC as Exhibit 10.25 to our Annual Report on Form 10-K filed with the SEC on February 14, 2025, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrant holder.
Placement Warrants
Except as described below, the Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. The Placement Warrants (including the Common Stock issuable upon exercise of the Placement Warrants) were not transferable, assignable or salable until April 24, 2024 (except, among certain other limited exceptions to our officers and directors and other persons or entities affiliated with ARC) and will be entitled to registration rights, so long as they are held by ARC or its permitted transferees. ARC, or its permitted transferees, has the option to exercise the Placement Warrants on a cashless basis. If the Placement Warrants are held by holders other than ARC or its permitted transferees, the Placement Warrants will be subject to the same terms and conditions as the Public Warrants, and among other matters, be exercisable by the holders on the same basis as the Public Warrants.
If holders of the Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Placement Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Placement Warrants, multiplied by the difference between the exercise price of the Placement Warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Alternative Warrants
The 3,055,000 additional warrants (the “Alternative Warrants”) issued pursuant to the Warrant Agreement by Digital World after Digital World’s initial public offering (the “Initial Public Offering”) have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period, except as described above and have substantially the same terms as the Public Warrants issued by the Company in connection with its Initial Public Offering, except that such Alternative Warrants may only be transferred to the applicable holder’s affiliates.
0.00% Convertible Senior Secured Notes due 2028
On May 29, 2025, TMTG completed the PIPE Financing, issuing 55,857,181 shares of Common Stock at a price per share of $25.72, and completed the Debt Financing, issuing $1.0 billion principal amount of 0.00% convertible senior secured notes due 2028 (the “Convertible Notes”) at an original issue discount of 4.0% for gross proceeds of $960.0 million.
The terms of the Convertible Notes are governed by an indenture, dated May 29, 2025, by and among the Company, the Guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association, as trustee and Collateral agent (the “Indenture”) with respect to the Convertible Notes.
The Convertible Notes mature on May 29, 2028, unless earlier repurchased or converted. Each Convertible Note holder (a “Holder”) has the right, at its option, to require the Company to repurchase its Convertible Notes for cash on November 30, 2026, subject to the terms and conditions in the Indenture.
The Convertible Notes will not bear regular interest, and the principal amount of the Convertible Notes will not accrete; provided, however, Special Interest (as defined in the Indenture) and Additional Interest (as defined in the Indenture), if any, will accrue on the Convertible Notes to the extent, and only to the extent, (A) the Company has not satisfied reporting conditions set forth in Securities Act Rule 144(c) or (i)(2) or (B) such Convertible Note is not otherwise Freely Tradeable (as defined in the Indenture). Additional Interest on the Convertible Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Within 45 days of closing, the Company will be required to have a Loan-to-Collateral Ratio of less than or equal to 1.0 to 1.0, with the Loan-to-Collateral Ratio calculated as the aggregate outstanding principal balance of all Convertible Notes divided by the sum of (i) the aggregate market value of bitcoin collateral multiplied by 0.5263157895, plus (ii) the aggregate value of all of the Company’s cash and cash equivalents collateral. Within 45 days after the Closing Date, the Company is required to deliver to the Collateral Agent the collateral bitcoin, cash and cash equivalents. Portions of the collateral will be released upon request of the Company when the outstanding aggregate principal balance of all Convertible Notes is at $500,000,000 or less, and an additional portion will be released upon request of the Company when the outstanding aggregate principal balance of all Convertible Notes is $250,000,000 or less. The market value of bitcoin will be the seven day moving average price of bitcoin, as determined by reference to the CME Bitcoin Reference Rate – New York Variant (BRRNY).
Each Holder may, at its option, convert such Holder’s Convertible Notes into shares of Common Stock at the conversion price of $34.722 per share (a premium of approximately 135% of the most recent closing market price of the Common Stock as of the date of the Debt Financing Subscription Agreements). The Company also retains the right to force conversion if, at any time following the date that is six months after the issue date of the Convertible Notes, the last reported sale price of the Common Stock exceeds 130% of the conversion price for any of 20 consecutive trading days during a 30-day trading period. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.
If certain corporate events that constitute a Fundamental Change (as defined in the Indenture) occur, subject to a limited exception for certain cash mergers, each Holder may require the Company to repurchase that Holder’s Convertible Notes on a business day of the Company’s choosing that is no more than 70 nor less than 40 business days (or, in the case of a Fundamental Change resulting from a transaction or a series of related transactions comprising such Fundamental Change where all of the shares of Common Stock are converted into, or are exchanged for, or represent solely the right to receive, cash, no more than 35 nor less than 20 business days) after the date the Company sends notices of the Fundamental Change pursuant to the Indenture. On November 30, 2026 (the “Repurchase Date”), each Holder also may, at its option, require the Company to repurchase all or any portion of such Holder’s Convertible Notes for cash that is an integral multiple of $1,000 principal amount, at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date. The definition of Fundamental Change includes certain acquisitions by a person or group of more than 50% of the voting power of all of the Common Stock (subject to specified exceptions), a sale of substantially all of the assets of the Company and its subsidiaries, certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Common Stock.
The Convertible Notes also contain certain other customary covenants and customary events of default provisions. The Convertible Notes and related Indenture are governed by New York Law with all legal suits, actions or proceedings to be instituted in federal or state courts located in the county of Sarasota, Florida.
Certain Anti-Takeover Provisions
Authorized but Unissued Capital Stock
Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Undesignated Preferred Stock
Our Amended Charter authorizes our Board to issue shares of preferred stock and set the voting powers, designations, preferences, and other rights related to that preferred stock without stockholder approval. Any such designation and issuance of shares of preferred stock could delay, defer, or prevent any attempt to acquire or control us.
Staggered Board
Our Amended Charter provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
Vacancies on the Board of Directors; Removal of Directors
Our Amended Charter provides that, subject to any rights of holders of our preferred stock, any vacancies in our Board for any reason will be filled only by a majority of our directors remaining in office, and directors so elected will hold office until the next election of directors. The inability of our stockholders to fill vacancies on our Board may make it more difficult to change the composition of our Board. Additionally, our Amended Charter and Bylaws provide that a director may be removed from office by our stockholders only for cause and only by the affirmative vote of the holders of not less than two-thirds (66.67%) of all of the outstanding shares of capital stock entitled to vote generally in the election of directors.
No Cumulative Voting
Our Amended Charter does not authorize cumulative voting for the election of directors.
No Stockholder Action by Written Consent
Under the Amended Charter, the Company’s stockholders are required to take action at an annual or special meeting of the stockholders. Stockholders may not take action by written consent. This provision may have the effect of delaying or preventing hostile stockholder action designed to effect a change in control of the Company.
No Stockholder Right to Call Special Meeting
Except as may be otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of stockholders may be called only by a majority of the Board, the Chairman of the Board, or the Chief Executive Officer of the Company. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
Advance Notification of Stockholder Nominations and Proposals
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. Our Bylaws further provides that only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting will be eligible for election at such meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Exclusive Forum for Certain Lawsuits
The Amended Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the state courts in the State of Florida and, if brought outside of Florida, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Florida law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Notwithstanding, the Amended Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, (i) the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of Florida shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.
Our Transfer Agent and Warrant Agent
The transfer agent for our Common Stock and warrant agent for our Placement Warrants and Public Warrants is Odyssey Transfer and Trust Company. We have agreed to indemnify Odyssey Transfer and Trust Company in its roles as transfer agent, exchange agent, escrow agent, registrar and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity. We have further agreed to indemnify Odyssey Transfer and Trust Company against all claims and losses, including, without limitation, reasonable attorney’s fees and expenses, arising out of or in connection with any act or omission of any prior transfer agent, including Continental Stock Transfer & Trust Company.
Amendment of Amended Charter or Bylaws
The Amended Charter provides that it may not be amended, amended and restated, or repealed except with the approval of the Board and, except as otherwise set forth in the Amended Charter, with the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of the Common Stock entitled to vote thereon; provided, however, that the foregoing is subject to the rights, if any, of the holders of any outstanding series of the preferred stock.
The Bylaws provide that the affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Company required by applicable law or the Amended Charter, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in the Bylaws) of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.
Limitation on Liability and Indemnification of Directors and Officers
Our Amended Charter provides that, to the fullest extent permitted by the FBCA (as currently in effect or as it may in the future be amended), we must indemnify and hold harmless and advance expenses to any of its directors and officers who is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of ours or, while serving as a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in our Amended Charter and Bylaws may discourage stockholders from bringing lawsuits against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in us may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
Dissenters’ Rights of Appraisal and Payment
Under the FBCA, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the FBCA, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the state courts in the State of Florida.
Stockholders’ Derivative Actions
Under the FBCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Rule 144
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Upon the Closing, the Company ceased to be a shell company.
When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•	one percent (1%) of the total number of shares of Common Stock or Warrants, as applicable, then outstanding; or
•	the average weekly reported trading volume of the Common Stock or Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144, when available, will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Listing of Securities
Our Common Stock and Public Warrants are currently listed on Nasdaq and NYSE Texas under the symbols “DJT” and “DJTWW” respectively. On June 4, 2025, the closing price of our Common Stock was $21.88 per share and the closing price of our Public Warrants was $13.39 per Public Warrant.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise expressly stated in an accompanying prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.
Any debt securities that we issue will be issued under an indenture that will be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939 (the “TIA”), which we select to act as trustee. A copy of the form of indenture (the “Indenture”) has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Indenture may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. Any debt securities that we issue will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.
The following description and any description in an accompanying prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any accompanying prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the accompanying prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.
General
We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in an accompanying prospectus supplement relating to that series, which we will file with the SEC. Please read the accompanying prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:
•	the title of the debt securities of the series;
•	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;
•	any limit on the aggregate principal amount of that series of debt securities;
•	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;
•	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;
•
if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	the date or dates on which we will pay the principal of the debt securities of the series;
•
the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•
the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

•
if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;

•	if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;
•
the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

•	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;
•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000 in excess thereof;
•	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);
•
whether any fully regulated debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
•	the trustee for the debt securities;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;
•	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;
•	any events of default, if not otherwise described below under “—Events of Default” and any change to the right of the holders to declare the principal of any debt securities due and payable;
•
if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•
if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

•	any listing of the debt securities on any securities exchange;
•	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;
•
if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;
•	additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and
•	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any accompanying prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.
Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the accompanying prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the accompanying prospectus supplement.
If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the accompanying prospectus supplement relating to those debt securities.
The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the accompanying prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Unless otherwise described in an accompanying prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.
Registration, Transfer and Payment
Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the accompanying prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.
Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.
Book-entry Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the accompanying prospectus supplement.
DTC has advised that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.
Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.
In any case in which a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co.

to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.
DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of such event, as the case may be, or

•	an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series, we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.
Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).
Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.
Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
Redemption and Repurchase
The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The accompanying prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, which may be mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the accompanying prospectus supplement, references in this prospectus and any accompanying prospectus supplement to the conversion or exchange of debt securities of any series for our common stock or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.
Merger, Consolidation and Transfer of Assets
Unless otherwise specified in the accompanying prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate or merge with another person (whether or not we are the surviving corporation), or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of the property and assets of us and our subsidiaries taken as a whole, to another person unless:
•
we shall be the continuing entity or the resulting, surviving or transferee person shall (i) be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and (ii) shall expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

•
immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both would become an event of default under the Indenture, shall exist; and

•	the Trustee shall have received the officers’ certificate and opinion of counsel called for by the Indenture.
In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.

Events of Default
Unless otherwise specified in the accompanying prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:
•
default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

•
default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

•
default in the performance or breach of any covenant (other than those events defaults referenced in the first and second bullet points above) for the benefit of the holders of the debt securities of a series for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;

•	specified events of bankruptcy, insolvency or reorganization with respect to us; or
•	any other event of default established for the debt securities of that series.
No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.
The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the Indenture and, if specified in the accompanying prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The Indenture also provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.
The Indenture also provides that if an event of default (other than an event of default specified in the fourth and fifth bullet points of the third preceding paragraph) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default specified in the fourth and fifth bullet points of the third preceding paragraph occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.
Subject to the provisions of the TIA requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the

Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture.
No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
•	the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;
•
the holders of more than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

•	the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;
•	the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and
•
no direction inconsistent with such written request is given to the Trustee during such 90-day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.
Modification, Waivers and Meetings
From time to time, we and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the accompanying prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:
•	change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;
•
reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;
•
waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);

•	change any place where or the currency in which debt securities are payable;
•
make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or

•	waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.
From time to time, we and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:
•	to cure any ambiguity, defect or inconsistency;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;
•	to add any additional events of default with respect to all or any series of debt securities;
•	to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;
•
to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any debt securities outstanding on the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date of such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

•
to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders’ rights under the Indenture in any material respect;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;
•
to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

•	to add additional guarantors or obligors under the Indenture; or
•
to conform any provision of the Indenture or any debt securities or security documents to the description thereof reflected in any prospectus (including this prospectus), accompanying prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or security documents.

Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts, if any, and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when
•	either:
○
all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

○
all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
•
no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we are a party or by which we are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

•	we have paid or caused to be paid all sums payable by us under the Indenture; and
•
we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

Unless otherwise provided in the accompanying prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations discharged with respect to the outstanding debt securities of such series (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:
•
rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;

•
our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us in connection therewith; and
•	the Legal Defeasance provisions of the Indenture.
In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default will no longer constitute an event of default with respect to the debt securities of such series. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance:
•
we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;

•	in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:
○	we have received from, or there has been published by, the Internal Revenue Service a ruling; or
○	since the date of the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
•
in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•
no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

•
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

•
we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

•
we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the debt securities of such series when due, then our obligations and the obligations of our subsidiaries, if applicable, under the Indenture will be revived and no such defeasance will be deemed to have occurred.
Governing Law
The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.
If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

DESCRIPTION OF WARRANTS
The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.
Warrants to Purchase Capital Stock
If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:
•	The offering price, if any;
•	If applicable, the designation and terms of any preferred stock purchasable upon exercise of preferred stock warrants;
•	The number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
•	The dates on which the right to exercise the stock warrants begins and expires;
•	U.S. federal income tax consequences;
•	Call provisions, if any;
•	The currencies in which the offering price and exercise price are payable; and
•	If applicable, the antidilution provisions of the stock warrants.
The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.
Exercise of Warrants to Purchase Capital Stock
You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.
No Rights as Stockholders
Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.
Warrants to Purchase Debt Securities
If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:
•	The offering price, if any;
•	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;
•	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;
•	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;
•	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;

•	The dates on which the right to exercise the debt warrants begins and expires;
•	U.S. federal income tax consequences;
•	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
•	The currencies in which the offering price and exercise price are payable; and
•	If applicable, any antidilution provisions.
You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.
Exercise of Warrants to Purchase Debt Securities
You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.
No Rights as Holders of Debt Securities
Warrant holders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS
We may issue or distribute rights to our stockholders for the purchase of shares of our Common Stock, preferred stock or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferrable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:
•	in the case of a distribution of rights to our stockholders, the date for determining the stockholders entitled to the rights distribution;
•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;
•	the aggregate number of shares of Common Stock, preferred stock or debt securities purchasable upon exercise of such rights and the exercise price;
•	the aggregate number of rights being issued;
•	the extent to which the rights are transferrable;
•	the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•	a discussion of material federal income tax considerations;
•	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and
•
if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.

Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.
Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of Common Stock or preferred stock or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of Common Stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase Common Stock or preferred stock are exercised, the holders of the any rights will not have any rights of holders of the underlying Common Stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS
As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:
•	The terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	A description of the terms of any unit agreement governing the units; and
•	A description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SECURITYHOLDERS
As used in this prospectus, the term “Selling Securityholders” includes the selling securityholders listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.
The Shares to be offered by the Selling Securityholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Securityholders.
No estimate can be given as to the amount or percentage of shares of Common Stock that will be held by the Selling Securityholders after any sales of Shares are made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Securityholders will sell all of the Shares listed in this prospectus and that they do not purchase additional Common Stock.
Unless otherwise indicated in the footnotes to the table below, the Selling Securityholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder.
The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Common Stock of each Selling Securityholder, the number of shares of Common Stock that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own assuming all securities that may be offered pursuant to this prospectus are sold. Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities, including in transactions exempt from the registration requirements of the Securities Act, as the case may be, after the date on which the information in the table is presented.

Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering**
1992 Master Fund Co - Invest SPC - Series 4 Segregated Portfolio(1)	46,080	46,080	—	—
210k Capital, LP(2)	97,200	97,200	—	—
Adam Back(3)	680,404	680,404	—	—
Alpine Partners (BVI), L.P.(4)	4,356,019	4,356,019	—	—
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(5)	288,000	288,000	—	—
Alyeska Master Fund, LP(6)	7,776,049	7,776,049	—	—
Anson East Master Fund LP(7)	610,792	610,792	—	—
Anson Investments Master Fund LP(8)	2,165,534	2,165,534	—	—
Anson Opportunities Master Fund LP(9)	694,081	694,081	—	—
APS Holding Corporation(10)	432,000	432,000	—	—
AQR Corporate Arbitrage Master Account, L.P.(11)	57,600	57,600	—	—
AQR Funds – AQR Diversified Arbitrage Fund(12)	230,400	230,400	—	—
Aristeia Master, L.P.(13)	1,311,665	1,311,665	—	—
ASIG International Limited(14)	83,055	83,055	—	—
Atlas Diversified Master Fund, Ltd.(15)	144,000	144,000	—	—
Atlas Macro Master Fund, Ltd.(16)	1,728,000	1,728,000	—	—
Blue Peak Limited(17)	365,553	365,553	—	—
Boothbay Absolute Return Strategies LP(18)	767,235	767,235	—	—
Boothbay Diversified Alpha Master Fund LP(19)	298,369	298,369	—	—

Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering**
BPY Limited(20)	1,135,442	1,135,442	—	—
C Systems USA LLC(21)	486,003	486,003	—	—
Capstone Global Master (Cayman) Limited(22)	2,318,407	2,318,407	—	—
Clear Street LLC(23)	710,929	710,929	—	—
Continental General Insurance Company(24)	482,401	482,401	—	—
CSS, LLC(25)	115,200	115,200	—	—
DRW Investments LLC(26)	3,888,024	3,888,024	—	—
DS Liquid Div RVA ARST LLC(27)	68,527	68,527	—	—
Eagle Harbor Multi-Strategy Master Fund Limited(28)	45,792	45,792	—	—
Empyrean Capital Overseas Master Fund Ltd.(29)	3,888,024	3,888,024	—	—
Fifth Lane Partners Fund, LP(30)	200,000	200,000	—	—
Fort Baker Capital Management, L.P.(31)	194,401	194,401	—	—
Governors Lane Master Fund LP(32)	576,000	576,000	—	—
Graham Credit Opportunities Ltd.(33)	129,600	129,600	—	—
Graham Macro Strategic Ltd.(34)	734,400	734,400	—	—
Harraden Circle Concentrated, LP(35)	366,480	366,480	—	—
Harraden Circle Investors, LP(36)	505,553	505,553	—	—
Harraden Circle Special Opportunities, LP(37)	287,170	287,170	—	—
HBK Master Fund L.P.(38)	2,047,682	2,047,682	—	—
HBK Opportunities Platform L.P. – Convertible Arbitrage Series(39)	69,120	69,120	—	—
Hepco Opportunity Partners, LP(40)	86,400	86,400	—	—
Highbridge Tactical Credit Institutional Fund, Ltd.(41)	186,480	186,480	—	—
Highbridge Tactical Credit Master Fund L.P.(42)	926,643	926,643	—	—
Hunters Moon Eclipse Fund Limited(43)	145,441	145,441	—	—
J. Goldman Master Fund, L.P.(44)	288,000	288,000	—	—
JAK Opportunities XX LLC(45)	216,000	216,000	—	—
Jane Street Global Trading, LLC(46)	17,268,497	14,580,093	2,688,404	*
Linden Capital L.P.(47)	1,366,128	1,366,128	—	—
LMA SPC – MAP 204 Segregated Portfolio(48)	25,488	25,488	—	—
LMR CCSA MASTER FUND LIMITED(49)	720,000	720,000	—	—
LMR MULTI-STRATEGY MASTER FUND LIMITED(50)	720,000	720,000	—	—
MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC(51)	71,712	71,712	—	—
Marshall Wace Investment Strategies – Eureka Fund(52)	618,048	618,048	—	—
Marshall Wace Master Funds SPC – SP Alpha Plus Fund(53)	245,952	245,952	—	—
Nomis Bay Ltd(54)	1,852,564	1,852,564	—	—
North Commerce Parkway Capital LP(55)	571,680	571,680	—	—
One Fin Capital Management LP(56)	129,600	129,600	—	—
Perga Capital Partners, LP(57)	35,000	35,000	—	—
Polar Multi-Strategy Master Fund(58)	820,802	820,802	—	—
RLH SPAC Fund LP(59)	4,000	4,000	—	—
Saba Capital Income & Opportunities Fund(60)	98,927	98,927	—	—
Saba Capital Income & Opportunities Fund II(61)	75,944	75,944	—	—
Saba Capital Master Fund, Ltd.(62)	501,929	501,929	—	—
Schonfeld Global Master Fund, LP(63)	972,006	972,006	—	—
Sculptor Special Funding, LP(64)	3,412,802	3,412,802	—	—
Shaolin Capital Partners Master Fund, LTD(65)	186,192	186,192	—	—
Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC(66)	102,816	102,816	—	—
Tech Opportunities LLC(67)	2,658,178	2,656,808	1,370	*
TQ Master Fund LP(68)	155,520	155,520	—	—
TROLUCE MASTER FUND, LP(69)	95,040	95,040	—	—
TROLUCE NEXUS FUND LP(70)	336,960	336,960	—	—
Tyler Hayden Kling(71)	921,605	921,605	—	—

Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering**
Walleye Opportunities Master Fund Ltd.(72)	144,000	144,000	—	—
YA II PN, Ltd.(73)	9,720,062	9,720,062	—	—
All other Selling Securityholders, owning in the aggregate less than one percent of the total voting power prior to the offering(74)	1,285,348	1,285,348	—	—
Total	87,346,955	84,657,181	—	—

(*)	Represents less than 1%.
(**)	Based on 277,099,195 shares of Common Stock issued and outstanding as of June 4, 2025.
(1)
Consists of 46,080 shares of Common Stock issuable upon conversion of the Convertible Notes. Highbridge Capital Management, LLC is the trading manager of the selling securityholder named herein, and such selling securityholder disclaims beneficial ownership of these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the selling securityholder is c/o Maples Corporate Services Limited #309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands.

(2)
Consists of 97,200 shares of Common Stock purchased in the PIPE Financing. UTXO Management GP, LLC the investment adviser of 210k Capital, LP, holds voting and dispositive power over the shares held by 210k Capital, LP. Tyler Evans, Samuel Coyn Mateer and David Bailey are the managing members of UTXO Management GP, LLC, which is the general partner of 210k Capital, LP. Mr. Evans, Mr. Mateer and Mr. Bailey each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address for 210k Capital, LP is 501 Union St., Suite 545 PMB 871954, Nashville, TN 37219.

(3)	Consists of 680,404 shares of Common Stock purchased in the PIPE Financing.
(4)
Consists of (i) 2,916,019 shares of Common Stock purchased in the PIPE Financing and (ii) 1,440,000 shares of Common Stock issuable upon conversion of the Convertible Notes. The aforementioned shares are held directly by Alpine Partners (BVI), L.P. (“Alpine BVI”) for Alpine Global Management, LLC, its equity holder. As such, Alpine Global Management, LLC may be deemed to exercise voting and investment discretion over securities held by Alpine BVI. The business address of the aforementioned parties is c/o Alpine Global Management, LLC, 140 Broadway, 38th Floor, New York, NY 10005.

(5)
Consists of 288,000 shares of Common Stock issuable upon conversion of the Convertible Notes. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The business address of the selling stockholder is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(6)
Consists of 7,776,049 shares of Common Stock purchased in the PIPE Financing. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The principal business address of Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(7)
Consists of (i) 205,288 shares of Common Stock purchased in the PIPE Financing and (ii) 405,504 shares of Common Stock issuable upon conversion of the Convertible Notes. Anson Advisors Inc and Anson Funds Management LP, the co-investment advisers of Anson East Master Fund LP, hold voting and dispositive power over the shares held by Anson East Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson East Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(8)
Consists of (i) 727,838 shares of Common Stock purchased in the PIPE Financing and (ii) 1,437,696 shares of Common Stock issuable upon conversion of the Convertible Notes. Anson Advisors Inc. and Anson Funds Management LP, the co-investment advisers of Anson Investments Master Fund LP, hold voting and dispositive power over the shares held by Anson Investments Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson Investments Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(9)
Consists of (i) 233,281 shares of Common Stock purchased in the PIPE Financing and (ii) 460,800 shares of Common Stock issuable upon conversion of the Convertible Notes. Anson Advisors Inc and Anson Funds Management LP, the co-investment advisers of Anson Opportunities Master Fund LP, hold voting and dispositive power over the shares held by Anson Opportunities Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson Opportunities Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands. Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson Opportunities Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands.

(10)
Consists of 432,000 shares of Common issuable upon conversion of the Convertible Notes. Whitefort Capital Master Fund, LP (“Master Fund”) is the equity holder of APS Holding Corporation which holds the aforementioned shares. Whitefort Capital Management, LP is the investment advisor of the Master Fund, and its business address is 12 E. 49th Street, New York, NY 10017.

(11)
Consists of 57,600 shares of Common Stock issuable upon conversion of the Convertible Notes. AQR Corporate Arbitrage Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Corporate Arbitrage GP, LLC a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Corporate Arbitrage Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The principal address of AQR Corporate Arbitrage Master Account, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(12)
Consists of 230,400 shares of Common Stock issuable upon conversion of the Convertible Notes. AQR Diversified Arbitrage Fund is a series of AQR Funds, a Delaware statutory trust registered as an open-end management investment company with the U.S. Securities and Exchange Commission. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser and sub-adviser, respectively to AQR Diversified Arbitrage Fund and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The principal address of AQR Diversified Arbitrage Fund, a series of AQR Funds is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(13)
Consists of (i) 268,702 shares of Common Stock purchased in the PIPE Financing and (ii) 1,042,963 shares of Common Stock issuable upon conversion of the Convertible Notes. Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the general partner of Aristeia Master, L.P., which is the holder of such securities. As general partner of Aristeia Master, L.P., Aristeia has voting and investment control with respect to the securities held by Aristeia Master, L.P. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Aristeia Master, L.P. The address of Aristeia and of Aristeia Master, L.P. is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(14)
Consists of (i) 17,017 shares of Common Stock purchased in the PIPE Financing and (ii) 66,038 shares of Common Stock issuable upon conversion of the Convertible Notes. Aristeia may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager of ASIG International Limited, which is the holder of such securities, as indicated above. As investment manager of ASIG International Limited, Aristeia has voting and investment control with respect to the securities held by ASIG International Limited. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in ASIG International Limited. The address of Aristeia and of ASIG International Limited is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(15)
Consists of 144,000 shares of Common Stock issuable upon conversion of the Convertible Notes. Balyasny Asset Management L.P. (“BAM”) serves as investment advisor to Atlas Diversified Master Fund, Ltd. (“ADMF”). Dmitry Balyasny indirectly controls the general partner of BAM and shall be deemed to have sole voting and dispositive power over all of the shares. The business address of ADMF is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1- 1104, Cayman Islands, and the business address of BAM and Mr. Balyasny is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(16)
Consists of 1,728,000 shares of Common Stock issuable upon conversion of the Convertible Notes. BAM serves as investment advisor to Atlas Macro Master Fund, Ltd. (“AMMF”). Dmitry Balyasny indirectly controls the general partner of BAM and shall be deemed to have sole voting and dispositive power over all of the shares. The business address of AMMF is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1- 1104, Cayman Islands, and the business address of BAM and Mr. Balyasny is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(17)
Consists of (i) 89,045 shares of Common Stock purchased in the PIPE Financing and (ii) 276,508 shares of Common Stock issuable upon conversion of the Convertible Notes. Aristeia may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager of Blue Peak Limited, which is the holder of such securities, as indicated above. As investment manager of Blue Peak Limited, Aristeia has voting and investment control with respect to the securities held by Blue Peak Limited. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Blue Peak Limited. The address of Aristeia and of Blue Peak Limited is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(18)
Consists of (i) 559,875 shares of Common Stock purchased in the PIPE Financing and (ii) 207,360 shares of Common Stock issuable upon conversion of the Convertible Notes. Boothbay Absolute Return Strategies LP, a Delaware limited partnership, is managed by Boothbay Fund Management, LLC, a Delaware limited liability company. Boothbay Fund Management, LLC, in its capacity as the investment manager of Boothbay Absolute Return Strategies LP, has the power to vote and the power to direct the disposition of all securities held by Boothbay Absolute Return Strategies LP. Ari Glass is the Managing Member of Boothbay Fund Management, LLC. Each of Boothbay Absolute Return Strategies LP, Boothbay Fund Management, LLC and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of Boothbay Absolute Return Strategies LP is 140 E 45th Street, 16th Floor, New York, NY 10017.

(19)
Consists of (i) 217,729 shares of Common Stock purchased in the PIPE Financing and (ii) 80,640 shares of Common Stock issuable upon conversion of the Convertible Notes. Boothbay Diversified Alpha Master Fund LP, a Cayman Islands limited partnership, is managed by Boothbay Fund Management, LLC, a Delaware limited liability company. Boothbay Fund Management, LLC, in its capacity as the investment manager of Boothbay Diversified Alpha Master Fund LP, has the power to vote and the power to direct the disposition of all securities held by Boothbay Diversified Alpha Master Fund LP. Ari Glass is the Managing Member of Boothbay Fund Management, LLC. Each of Boothbay Diversified Alpha Master Fund LP, Boothbay Fund Management, LLC and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of Boothbay Diversified Alpha Master Fund LP is 140 E 45th Street, 16th Floor, New York, NY 10017.

(20)
Consists of (i) 369,362 shares of Common Stock purchased in the PIPE Financing and (ii) 766,080 shares of Common Stock issuable upon conversion of the Convertible Notes. James Keyes has voting control and investment discretion over securities beneficially owned directly or indirectly by BPY Limited. Mr. Keyes disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by BPY Limited. The business address of BPY Limited is 5 Reid Street, Hamilton, Bermuda HM 11.

(21)
Consists of 486,003 shares of Common Stock purchased in the PIPE Financing. Christopher Cook has voting and investment discretion with respect to the shares held by C Systems USA LLC. The business address of C Systems USA LLC is 1200 Brickell Ave, Suite 800, Miami, FL 33131.

(22)
Consists of (i) 1,166,407 shares of Common Stock purchased in the PIPE Financing and (ii) 1,152,000 shares of Common Stock issuable upon conversion of the Convertible Notes. Capstone Investment Advisors, LLC (“Capstone”) acts as investment manager to, and exercises investment discretion and voting control with respect to, the shares directly owned by Capstone Global Master (Cayman) Limited, a Cayman Islands exempted company. The principal business address of Capstone is 7 World Trade Center, 250 Greenwich Street, 32nd Floor, New York, NY 10007.

(23)
Consists of (i) 194,401 shares of Common Stock purchased in the PIPE Financing and (ii) 516,528 shares of Common Stock issuable upon conversion of the Convertible Notes. Clear Street LLC, a Delaware limited liability company (“CS LLC”), is a wholly owned by Clear Street Holdings LLC, a Delaware limited liability company (“CSH LLC”). CSH LLC is wholly owned by Clear Street Group Inc., a Delaware corporation (“CSG Inc.”). A majority of the voting power of CSG Inc. is held by Clear Street Holdings USVI Inc., a U.S. Virgin Islands corporation (“CSH USVI”). Accordingly, CSH LLC, CSG Inc. and CSH USVI may be deemed to beneficially own the shares and Convertible Notes held by CS LLC. CSH LLC, CSG Inc. and CSH USVI disclaim beneficial ownership of the reported securities except to the extent of any pecuniary interest therein. The business address of Clear Street LLC is 150 Greenwich Street, 45th Floor, New York, NY 10007.

(24)
Consists of (i) 194,401 shares of Common Stock purchased in the PIPE Financing and (ii) 288,000 shares of Common Stock issuable upon conversion of the Convertible Notes. The business address of Continental General Insurance Company is 11001 Lakeline Blvd., Suite 120, Austin TX, 78717.

(25)
Consists of 115,200 shares of Common Stock issuable upon conversion of the Convertible Notes. CSS, LLC is managed by Brian Bentley,Glenn McMillan and Clayton Struve. Each of Mr. Bentley, Mr. McMillan and Mr. Struve may be deemed to share beneficial ownership of the securities reported herein, but each disclaims any such beneficial ownership of securities not held of record by them, except to the extent each has a pecuniary interest therein. The business address of CSS, LLC is One North Wacker Drive, Suite 3075, Chicago, IL 60606.

(26)
Consists of 3,888,024 shares of Common Stock purchased in the PIPE Financing. Donald R. Wilson, Jr. is the sole manager of DRW Investments LLC (“DRW Investments”) and has sole voting and dispositive power with respect to the shares of common stock held by DRW Investments. The business address of DRW Investments LLC is 540 W Madison St., Suite 2500, Chicago, IL 60661.

(27)
Consists of (i) 14,038 shares of Common Stock purchased in the PIPE Financing and (ii) 54,489 shares of Common Stock issuable upon conversion of the Convertible Notes. Aristeia may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager of DS Liquid Div RVA ARST LLC, which is the holder of such securities, as indicated above. As investment manager of DS Liquid Div RVA ARST LLC, Aristeia has voting and investment control with respect to the securities held by DS Liquid Div RVA ARST LLC. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in DS Liquid Div RVA ARST LLC. The address of Aristeia and of DS Liquid Div RVA ARST LLC is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(28)
Consists of 45,792 shares of Common Stock issuable upon conversion of the Convertible Notes. Lighthouse Investment Partners (“Lighthouse”) is the investment manager for Eagle Harbor Multi-Strategy Master Fund Limited (“Eagle Harbor”). David Puritz and Michael Jester are the General Partners of Shaolin Capital Management LLC (“Shaolin”) and serve as the sub investment advisor investment to Eagle Harbor. They have voting and investment control over the shares held by Eagle Harbor. Mr. Puritz and Mr. Jester disclaim beneficial ownership of the shares held by Eagle Harbor, except to the extent of their pecuniary interest therein. The principal business address of each of Eagle Harbor and Lighthouse is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(29)
Consists of 3,888,024 shares of Common Stock purchased in the PIPE Financing. Empyrean Capital Partners, LP (“Empyrean”) serves as investment manager to Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), and has investment and voting discretion over the securities held by ECOMF. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have investment and voting discretion over the securities directly held by ECOMF. The address of each of the aforementioned parties is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(30)
Consists of 200,000 shares of Common Stock purchased in the PIPE Financing. Mr. Cavan Copeland, sole managing partner of Fifth Lane Partners Fund LP has voting and investment power over the shares. The principal address of Fifth Lane Partners Fund LP is 3300 N IH-35, Suite 380, Austin, TX 78705.

(31)
Consists of an aggregate of 194,401 shares of Common Stock, consisting of (i) 150,533 shares of Common Stock purchased by Chi-Rho Multi-Strategy Master Fund, Ltd. in the PIPE Financing and (ii) 43,868 shares of Common Stock purchased by Fort Baker Catalyst Master Fund, LP in the PIPE Financing. Fort Baker Capital Management, L.P. is the investment manager of both Chi-Rho Multi-Strategy Master Fund, Ltd. and Fort Baker Catalyst Master Fund, LP, and has voting and investment power over the shares held by each entity.

(32)
Consists of 576,000 shares of Common Stock issuable upon conversion of the Convertible Notes. Governors Lane LP (Governors Lane)serves as investment manager to Governors Lane Master Fund LP (GLMF) and has investment and voting discretion over the securities held by GLMF. Governors Lane GP LLC serves as general partner to Governors Lane. Isaac Corre is the sole managing member of Governors Lane GP LLC and may be deemed to have investment and voting discretion over the securities held by GLMF. The business address for each of these parties is 510 Madison Avenue, 11th Floor, New York, NY 10022.

(33)
Consists of 129,600 shares of Common Stock issuable upon conversion of the Convertible Notes. Graham Capital Management L.P. (“Graham”) is the investment adviser of this entity, and its business address is 40 Highland Avenue, Rowayton, CT 06853.

(34)
Consists of 734,400 shares of Common Stock issuable upon conversion of the Convertible Notes. Graham is the investment adviser of this entity, and its business address is 40 Highland Avenue, Rowayton, CT 06853.

(35)
Consists of (i) 136,080 shares of Common Stock purchased in the PIPE Financing and (ii) 230,400 shares of Common Stock issuable upon conversion of the Convertible Notes. Harraden Circle Investments, LLC serves as investment manager to Harraden Circle Concentrated, LP. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Harraden Circle Concentrated, LP. and may be deemed to beneficially own the shares reported herein directly owned by the Harraden Circle Concentrated, LP. The principal address of Harraden Circle Concentrated, LP is 299 Park Avenue, 21st Floor, New York, NY 10171.

(36)
Consists of (i) 275,153 shares of Common Stock purchased in the PIPE Financing and (ii) 230,400 shares of Common Stock issuable upon conversion of the Convertible Notes. Harraden Circle Investments, LLC serves as investment manager to Harraden Circle Investors, LP. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Harraden Circle Investors, LP. and may be deemed to beneficially own the shares reported herein directly owned by Harraden Circle Investors, LP. The principal address of Harraden Circle Investors, LP is 299 Park Avenue, 21st Floor, New York, NY 10171.

(37)
Consists of (i) 171,970 shares of Common Stock purchased in the PIPE Financing and (ii) 115,200 shares of Common Stock issuable upon conversion of the Convertible Notes. Harraden Circle Investments, LLC serves as investment manager to Harraden Circle Special Opportunities, LP. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by Harraden Circle Special Opportunities, LP and may be deemed to beneficially own the shares reported herein directly owned by Harraden Circle Special Opportunities, LP. The principal address of Harraden Circle Special Opportunities, LP is 299 Park Avenue, 21st Floor, New York, NY 10171.

(38)
Consists of (i) 388,802 shares of Common Stock purchased in the PIPE Financing and (ii) 1,658,880 shares of Common Stock issuable upon conversion of the Convertible Notes. HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the shares pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P. HBK Investments L.P. has delegated discretion to vote and dispose of the shares to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Matt Leffers and Matthew F. Luth. Each of HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the shares reported herein. The business address of HBK Master Fund L.P. is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, TX 75201.

(39)
Consists of 69,120 shares of Common Stock issuable upon conversion of the Convertible Notes. HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the shares pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Opportunities Platform L.P. – Convertible Arbitrages Series. HBK Investments L.P. has delegated discretion to vote and dispose of the shares to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Matt Leffers and Matthew F. Luth. Each of HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the shares reported herein. The business address of HBK Opportunities Platform L.P. – Convertible Arbitrages Series is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, TX 75201.

(40)
Consists of 86,400 shares of Common Stock issuable upon conversion of the Convertible Notes. Sole voting and investing control of Hepco Opportunity Partners, LP. is held by its general partner, HOP GP, LLC. HOP GP, LLC is owned 50% by Andrew Goldman and 50% by HEPCO Capital Management, LLC. HEPCO Capital Management, LLC is owned 50% by Edward E. Cohen and 50% by Jonathan Z. Cohen. Messrs. Edward E. Cohen, Jonathan Z. Cohen and Andrew Goldman each disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein. Hepco Opportunity Partners, LP is located at 1845 Walnut Street; Suite 1111, Philadelphia, PA 19103.

(41)
Consists of (i) 97,200 shares of Common Stock purchased in the PIPE Financing and (ii) 89,280 shares of Common Stock issuable upon conversion of the Convertible Notes. Highbridge Capital Management, LLC is the trading manager of the selling securityholder named herein, and such selling securityholder disclaims beneficial ownership of these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the selling securityholder is c/o Maples Corporate Services Limited #309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands.

(42)
Consists of (i) 486,003 shares of Common Stock purchased in the PIPE Financing and (ii) 440,640 shares of Common Stock issuable upon conversion of the Convertible Notes. Highbridge Capital Management, LLC is the trading manager of the selling securityholder named herein, and such selling securityholder disclaims beneficial ownership of these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the selling securityholder is c/o Maples Corporate Services Limited #309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands.

(43)
Consists of (i) 116,641 shares of Common Stock purchased in the PIPE Financing and (ii) 28,800 shares of Common Stock issuable upon conversion of the Convertible Notes. Hunters Moon Eclipse Fund Limited may be deemed the beneficial owner of the shares described herein. Hunters Moon Eclipse Fund Limited’s voting shares are held by Hunters Moon Eclipse Fund Limited’s directors, who disclaim beneficial ownership of the securities referenced. Investment and voting discretion over Hunters Moon Eclipse Fund Limited’s portfolio is exercised by its investment manager, Hunters Moon Capital LLP (“Hunters Moon”), which also disclaims beneficial ownership except to the extent of any direct or indirect economic interest in Hunters Moon Eclipse Fund Limited. Hunters Moon’s principal business address is Ivybridge House, 1–5 Adam Street, London, WC2N 6LE, United Kingdom.

(44)
Consists of 288,000 shares of Common Stock issuable upon conversion of the Convertible Notes. J. Goldman & Co., L.P., a Delaware limited partnership, serves as the investment manager to J. Goldman Master Fund, L.P., a British Virgin Islands limited partnership. Jay G. Goldman indirectly controls the general partner of J. Goldman & Co., L.P., and shall be deemed to have sole voting and dispositive power over all the shares held by J. Goldman Master Fund, L.P. The registered address of J. Goldman Master Fund, L.P. is c/o ATU General Trust (BVI) Limited, 3076 Sir Francis Drakes Highway, PO Box 3463, Roadtown, Tortola, BVI and the business address of J. Goldman & Co., L.P. and Mr. Goldman is 510 Madison Avenue, 26th Floor, New York, NY 10022.

(45)
Consists of 216,000 shares of Common Stock issuable upon conversion of the Convertible Notes. JAK Opportunities XX LLC (“JAK”) is wholly-owned by ATW Master Fund V L.P. ATW Partners Opportunities Management, LLC serves as the investment manager to ATW Master Fund V L.P. Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of ATW Partners Opportunities Management, LLC (the “Managing Members”). ATW Master Fund V L.P, ATW Partners Opportunities Management, LLC and the Managing Members may be deemed to have shared voting and dispositive power with respect to securities beneficially owned by JAK. ATW Master Fund V L.P, ATW Partners Opportunities Management, LLC and the Managing Members each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein. The principal business address for JAK is c/o ATW Partners Opportunities Management, LLC, 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119.

(46)
The number of shares disclosed in the column titled “Number Beneficially Owned Prior to Offering” consists of (i) 14,580,093 shares of Common Stock purchased in the PIPE Financing and (ii) 2,688,404 shares of Common Stock purchased outside of the Financing. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Turner Batty and Matthew Berger are the members of Jane Street Group’s Management Committee who exercise dispositive power over the shares. The business address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY 10281.

(47)
Consists of 1,366,128 shares of Common Stock issuable upon conversion of the Convertible Notes. The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address of Linden Capital L.P. is c/o Linden Advisors LP, 590 Madison Avenue, 32nd Floor, New York, NY 10022.

(48)
Consists of 25,488 shares of Common Stock issuable upon conversion of the Convertible Notes. Shaolin Capital Management LLC (“Shaolin”) serves as investment advisor for LMA SPC - MAP 204 Segregated Portfolio (“MAP204”). David Puritz and Michael Jester are the general partners of Shaolin Capital Management and serve as the sub investment advisor to MAP204. They have voting and investment control over the shares held by MAP204. Mr. Puritz and Mr. Jester disclaim beneficial ownership of the shares held by MAP204, except to the extent of their pecuniary interest therein. The principal business address of each of MAP204 and Shaolin Capital Management is 230 NW 24 Street, Suite 603, Miami, Florida 33127.

(49)
Consists of 720,000 shares of Common Stock issuable upon conversion of the Convertible Notes. LMR Partners LLC, among other LMR investment managers, voting and investment discretion with respect to the shares held by LMR CCSA Master Fund Limited. The principal business address of LMR CCSA Master Fund Limited is c/o LMR Partners LLC, 412 West 15th Street, 9th Floor, New York, NY 10011.

(50)
Consists of 720,000 shares of Common Stock issuable upon conversion of the Convertible Notes. LMR Partners LLC, among other LMR investment managers, voting and investment discretion with respect to the shares held by LMR Multi-Strategy Master Fund Limited. The principal business address of LMR Multi-Strategy Master Fund Limited is PO Box 309, Ugland House, George Town, Grand Cayman, KY1-1104.

(51)
Consists of 71,712 shares of Common Stock issuable upon conversion of the Convertible Notes. Shaolin serves as investment advisor for MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC (“MAP214”). David Puritz and Michael Jester are the general partners of Shaolin Capital Management and serve as the sub investment advisor to MAP214. They have voting and investment control over the shares held by MAP214. Mr. Puritz and Mr. Jester disclaim beneficial ownership of the shares held by MAP214, except to the extent of their pecuniary interest therein. The principal business address of each of MAP214 and Shaolin Capital Management is 230 NW 24 Street, Suite 603, Miami, Florida 33127.

(52)
Consists of 618,048 shares of Common Stock issuable upon conversion of the Convertible Notes. The principal business address of Marshall Wace Investment Strategies – Eureka Fund is 32 Molesworth Street, Dublin 2, Ireland.

(53)
Consists of 245,952 shares of Common Stock issuable upon conversion of the Convertible Notes. The principal business address of Marshall Wace Master Funds SPC - Alpha Plus Fund is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(54)
Consists of (i) 602,644 shares of Common Stock purchased in the PIPE Financing and (ii) 1,249,920 shares of Common Stock issuable upon conversion of the Convertible Notes. James Keyes has voting control and investment discretion over securities beneficially owned directly or indirectly by Nomis Bay Ltd. Mr. Keyes disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by Nomis Bay Ltd. The business address of Nomis Bay Ltd. is 5 Reid Street, Hamilton, Bermuda HM 11.

(55)
Consists of (i) 427,680 shares of Common Stock purchased in the PIPE Financing and (ii) 144,000 shares of Common Stock issuable upon conversion of the Convertible Notes. RK Capital Management is the investment manager of North Commerce Parkway Capital LP and has investment discretion with respect to the shares held by North Commerce Parkway Capital LP. The business address of North Commerce Parkway Capital LP is c/o RK Capital Management LLC, 2500 Weston Road, Suite 211, Weston, FL 33331.

(56)
Consists of 129,600 shares of Common Stock issuable upon conversion of the Convertible Notes. One Fin Capital Management LP (“One Fin”) serves as investment adviser to One Fin Capital Master Fund LP (“OFCMF”), the beneficial owner of the shares. One Fin has investment and voting discretion over the shares held by OFCMF. One Fin Capital GP LLC (“OFCGP”) is the general partner of OFCMF. David MacKnight is the principal owner of One Fin and managing member of OFCGP. One Fin, OFCGP, and Mr. MacKnight may be deemed to beneficially own shares held by OFCMF. Each of One Fin, OFCGP, and Mr. MacKnight disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein. The registered address of OFCMF is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address of One Fin is One Letterman Drive, Building C, Suite C3400, San Francisco, CA 94129.

(57)
Consists of 35,000 shares of Common Stock purchased in the PIPE Financing. Alex Sharp, the Chief Executive Officer of Perga Capital Partners, LP, has voting and investment control of the shares held by Perga Capital Partners, LP and may be deemed to be the beneficial owner of such shares. Mr. Sharp, however, disclaims any beneficial ownership of the shares held by Perga Capital Partners, LP. The business address of Perga Capital Partners, LP is 1000 Biscayne Blvd., Apt. 1501, Miami, FL 33132.

(58)
Consists of (i)388,802 shares of Common Stock purchased in the PIPE Financing and (ii) 432,000 shares of Common Stock issuable upon conversion of the Convertible Notes. The Polar Multi-Strategy Master Fund is managed by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to Polar Multi-Strategy Master Fund and has sole voting and dispositive power over the shares held by Polar Multi-Strategy Master Fund. As such, PAMPI may be deemed to beneficially own the shares held by Polar Multi-Strategy Master Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of each of Polar Multi-Strategy Master Fund and PAMPI is c/o PAMPI, 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.

(59)
Consists of 4,000 shares of Common Stock purchased in the PIPE Financing. The investment adviser of RLH SPAC Fund LP, is controlled by its Chief Investment Officer, Louis Camhi, who, in such capacity has voting power and investment power with respect to the shares held by RLH SPAC Fund LP. The business address of RLH SPAC Fund LP is 119 Hicks Lane, Great Neck, NY 11024.

(60)
Consists of (i) 56,822 shares of Common Stock purchased in the PIPE Financing and (ii) 42,105 shares of Common Stock issuable upon conversion of the Convertible Notes. Saba Capital Management L.P. (“Saba Capital”) is the manager of this entity and its business address is 405 Lexington Ave., 58th Fl., New York, NY 10174.

(61)
Consists of (i) 43,631 shares of Common Stock purchased in the PIPE Financing and (ii) 32,313 shares of Common Stock issuable upon conversion of the Convertible Notes. Saba Capital is the manager of this entity and its business address is 405 Lexington Ave., 58th Fl., New York, NY 10174.

(62)
Consists of (i) 288,349 shares of Common Stock purchased in the PIPE Financing and (ii) 213,580 shares of Common Stock issuable upon conversion of the Convertible Notes. Saba Capital is the manager of this entity and its business address is 405 Lexington Ave., 58th Fl., New York, NY 10174.

(63)
Consists of 972,006 shares of Common Stock purchased in the PIPE Financing. Schonfeld Strategic Advisors LLC (“Schonfeld”) is the investment advisor of this entity, and its business address is 590 Madison Avenue, New York, NY 10022.

(64)
Consists of (i) 388,802 shares of Common Stock purchased in the PIPE Financing and (ii) 3,024,000 shares of Common Stock issuable upon conversion of the Convertible Notes. Sculptor Special Funding, LP (“NRMD”), a Cayman Islands company is wholly owned by Sculptor Master Fund, Ltd. (“SCMD”), a Cayman Islands company. Sculptor Capital LP (“Sculptor”), a Delaware limited partnership, is the investment manager to SCMD. Sculptor Capital Holding Corporation (“SCHC”), a Delaware corporation, is the general partner of Sculptor. Sculptor Capital Management, Inc. (“SCU”), a Delaware corporation is the sole shareholder of SCHC. Rithm Capital Corp. (“RITM”), a Delaware corporation, is the sole shareholder of SCU and is publicly traded on the New York Stock exchange. Accordingly, SCMD, Sculptor, SCHC, SCU and RITM, may be deemed to be beneficial owners of NRMD. The business address of Sculptor Special Funding, LP is 9 West 57th Street, 40th Floor, New York, NY 10019.

(65)
Consists of 186,192 shares of Common Stock issuable upon conversion of the Convertible Notes. Shaolin is the investment advisor for Shaolin Capital Partners Master Fund, Ltd (“Shaolin Capital”). David Puritz and Michael Jester are the general partners of Shaolin and as the sub investment advisor to Shaolin Capital, they have voting and investment control over the shares held by Shaolin Capital. Mr. Puritz and Mr.Jester disclaim beneficial ownership of the shares held by Shaolin Capital, except to the extent of their pecuniary interest therein. The principal business address of each of Shaolin Capital and Shaolin is 230 NW 24 Street, Suite 603, Miami, Florida 33127.

(66)
Consists of 102,816 shares of Common Stock issuable upon conversion of the Convertible Notes. Shaolin is the investment advisor for Shaolin Capital Partners SP (“Shaolin Partners”). David Puritz and Michael Jester are the general partners of Shaolin and serve as the sub investment advisor to Shaolin Partners. They have voting and investment control over the shares held by Shaolin Partners. Mr. Puritz and Mr. Jester disclaim beneficial ownership of the shares held by Shaolin Partners, except to the extent of their pecuniary interest therein. The principal business address of each of Shaolin Partners and Shaolin is 230 NW 24 Street, Suite 603, Miami, Florida 33127.

(67)
The number of shares disclosed in the column titled “Number Beneficially Owned Prior to Offering” consists of (i) 1,360,808 shares of Common Stock purchased in the PIPE Financing, (ii) 1,296,000 shares of Common Stock issuable upon conversion of the Convertible Notes and (iii) 1,370 shares of Common Stock held by Hudson Bay Master Fund Ltd., the investment manager of Tech Opportunities LLC. Hudson Bay Capital Management LP has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The business address of Tech Opportunities LLC is 290 Harbor Drive, Floor 3, Stamford, CT 06902.

(68)
Consists of 155,520 shares of Common Stock purchased in the PIPE Financing. The Quarry LP is the investment manager of TQ Master Fund LP and has investment discretion with respect to the shares held by TQ Master Fund LP. The principal business address of The Quarry LP is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY 10010.

(69)
Consists of 95,040 shares of Common Stock issuable upon conversion of the Convertible Notes. Troluce Capital Advisors, LLC is the investment manager and has sole voting and dispositive power over the shares held by this entity. Troluce Capital Advisors, LLC business address is Vista Plaza, Suite 204, Calle C, Lots 81-82, Dorado, PR 00646.

(70)
Consists of 336,960 shares of Common Stock issuable upon conversion of the Convertible Notes. Troluce Capital Advisors, LLC is the investment manager and has sole voting and dispositive power over the shares held by this entity. Troluce Capital Advisors, LLC business address is Vista Plaza, Suite 204, Calle C, Lots 81-82, Dorado, PR 00646.

(71)	Consists of (i) 777,605 shares of Common Stock purchased in the PIPE Financing and (ii) 144,000 shares of Common Stock issuable upon conversion of the Convertible Notes.
(72)
Consists of 144,000 shares of Common Stock issuable upon conversion of the Convertible Notes. William England is the CEO of Walleye Capital LLC, the investment manager for Walleye Opportunities Master Fund Ltd and the natural person who has power to vote or dispose of the securities held by Walleye Opportunities Master Fund Ltd. The principal address of Walleye Opportunities Master Fund Ltd is 2800 Niagara Lane Plymouth MN, 55447.

(73)
Consists of 9,720,062 shares of Common Stock purchased in the PIPE Financing. All investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

(74)	Represents shares held by selling stockholders not listed above who as a group, owned less than 1% of the outstanding Common Stock as of June 4, 2025.

PLAN OF DISTRIBUTION
We are registering (1) the offer, issuance and sale by us of up to $12,000,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings and (2) the offer and sale from time to time by the Selling Securityholders of up to an aggregate of 84,657,181 shares of Common Stock.
We will receive proceeds from the issuance and sale of our common stock, preferred stock, debt securities, warrants or units. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us.
We will not receive any proceeds from the sale by the Selling Securityholders of the Shares offered by them described in this prospectus. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the Shares. We are required to pay all other fees and expenses incident to the registration of the Shares to be offered and sold pursuant to this prospectus.
The securities to be offered and sold by us covered by this prospectus may be offered and sold from time to time. The Shares beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and each Selling Securityholder reserves the right to accept and, together with our and its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We, the Selling Securityholders and any of their permitted transferees may sell the securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
We or, subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;
•	an over-the-counter distribution in accordance with the rules of the applicable securities exchanges;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;
•
at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	distribution to employees, members, limited partners or securityholders of the Selling Securityholders;
•	by pledge to secure debts and other obligations;
•	delayed delivery requirements;
•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable laws.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata, in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that we or the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We and the Selling Securityholders, as applicable, have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Common Stock, such Selling Securityholder may transfer shares of Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder that it intends to sell our Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
With respect to a particular offering of the securities by us or of the Shares held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required, the following information:
•	the specific securities to be offered and sold;
•	the names of the Selling Securityholders;
•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•	settlement of short sales entered into after the date of this prospectus;
•	the names of any participating agents, broker-dealers or underwriters, if not already named herein; and
•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the Shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, to the extent required). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, to the extent required).
In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
We and the Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement, to the extent required.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock and our Public Warrants are currently listed on the Nasdaq Global Market and NYSE Texas under the symbols “DJT” and “DJTWW,” respectively.
We and the Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales, to the extent required by applicable law. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of shares of Common Stock. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S-corporations, regulated investment companies, real estate investment trusts, investors that will hold Common Stock as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the additional tax on net investment income or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code, and that acquired the securities pursuant to this offering. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that is:
•	an individual who is a U.S. citizen or resident of the United States as determined for U.S. federal income tax purposes;
•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who has the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner of such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
U.S. Holders
Taxation of Distributions
As discussed above, it is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. If we pay cash distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the tax rate accorded to long-term capital gains.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders – Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock
A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax (or lower applicable treaty rate). Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. If we become or have been a “United States real property holding corporation,” you are urged to consult your own tax advisors regarding the application of these rules.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and gross proceeds from the sale or other disposition of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury.
While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our securities, under proposed U.S. Treasury regulations, withholding on payments of gross proceeds is not required.

Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to payments of dividends and proceeds from the sale of our securities to non-U.S. Holders that are not exempt recipients. We must report annually to the IRS and to each such holder the amount of dividends or other distributions we pay to such non-U.S. Holder on our shares of Common Stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. Holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

LEGAL MATTERS
Nelson Mullins Riley & Scarborough LLP will pass upon certain legal matters relating to the securities offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Trump Media & Technology Group Corp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, which concluded among other things, that the Company did not maintain effective internal control over financial reporting as of December 31, 2024, based on Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“2013 framework”), because of the effects of the material weakness described therein, are incorporated by reference in this Prospectus and in the S-3 Registration Statement. Such financial statements have been incorporated herein by reference in reliance on the reports of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm and given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our Common Stock and our Public Warrants are listed on Nasdaq and NYSE Texas under the symbols “DJT” and “DJTWW,” respectively. General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://tmtgcorp.com/ as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded.
We hereby incorporate by reference the following documents:
•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 14, 2025;
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025;
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 18, 2025;
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Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 20, 2025, March 7, 2025, April 30, 2025 (as amended on May 1, 2025), May 27, 2025 and May 30, 2025; and

•
The description of our securities contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 14, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

We incorporate by reference any additional filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, including any related exhibits under Item 9.01 of Form 8-K) after the filing of the initial registration statement (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC). These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide each person to whom a prospectus is delivered, including any beneficial owner, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website at https://tmtgcorp.com and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Trump Media & Technology Group Corp.
401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(941) 735-7346

Primary Offering of
$12,000,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
Secondary Offering of
Up to 84,657,181 shares of Common Stock
PROSPECTUS
June 13, 2025